                                                                    Exhibit 2.1

                         AGREEMENT AND PLAN OF MERGER

                                     among

                        MERCANTILE BANCORPORATION INC.,
                            a Missouri corporation

                                      and

                               AMERIBANC, INC.,
                            a Missouri corporation

                                      and

                                HOMECORP, INC.,
                            a Delaware corporation



               -------------------------------------------------


                               October 29, 1997

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
Recitals....................................................................  1

                                   ARTICLE I
                                  THE MERGER

1.01 The Merger.............................................................   1
1.02 Closing................................................................   1
1.03 Effective Time.........................................................   1
1.04 Additional Actions.....................................................   2
1.05 Articles of Incorporation and By-Laws..................................   2
1.06 Board of Directors and Officers........................................   2
1.07 Conversion of Securities...............................................   2
1.08 Exchange Procedures....................................................   3
1.09 No Fractional Shares...................................................   4
1.10 Closing of Stock Transfer Books........................................   4
1.11 Anti-Dilution..........................................................   5
1.12 Reservation of Right to Revise Transaction.............................   5
1.13 Material Adverse Effect................................................   5

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

2.01 Organization and Authority.............................................   6
2.02 Subsidiaries...........................................................   6
2.03 Capitalization.........................................................   7
2.04 Authorization..........................................................   7
2.05 Seller Financial Statements............................................   8
2.06 Seller Reports.........................................................   8
2.07 Title to and Condition of Assets.......................................   9
2.08 Real Property..........................................................   9
2.09 Taxes..................................................................  10
2.10 Material Adverse Effect................................................  11
2.11 Loans, Commitments and Contracts.......................................  11
2.12 Absence of Defaults....................................................  13

2.13 Litigation and Other Proceedings.......................................  14
2.14 Directors' and Officers' Insurance.....................................  14
2.15 Compliance with Laws...................................................  14
2.16 Labor..................................................................  16
2.17 Material Interests of Certain Persons..................................  16
2.18 Allowance for Loan and Lease Losses; Non-Performing Assets; Financial
 Assets.....................................................................  16
2.19 Employee Benefit Plans.................................................  18
2.20 Conduct of Seller to Date..............................................  19
2.21 Absence of Undisclosed Liabilities.....................................  20
2.22 Proxy Statement, Etc...................................................  20
2.23 Registration Obligations...............................................  21
2.24 Tax and Regulatory Matters.............................................  21
2.25 Brokers and Finders....................................................  21
2.26 Interest Rate Risk Management Instruments..............................  21
2.27 Accuracy of Information................................................  21
2.28 Year 2000 Compliant....................................................  22

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE BUYERS

3.01 Organization and Authority.............................................  22
3.02 Capitalization of Mercantile...........................................  22
3.03 Authorization..........................................................  23
3.04 Mercantile Financial Statements........................................  24
3.05 Mercantile Reports.....................................................  24
3.06 Material Adverse Effect................................................  24
3.07 Registration Statement, Etc............................................  24
3.08 Taxes..................................................................  24
3.09 Material Adverse Effect................................................  25
3.10 Litigation and Other Proceedings.......................................  25
3.11 Compliance with Laws...................................................  25
3.12 Accuracy of Information................................................  27
3.13 Brokers and Finders....................................................  27

                                   ARTICLE IV
               CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME

4.01 Conduct of Businesses Prior to the Effective Time......................  27
4.02 Forbearances of Seller.................................................  27
4.03 Forbearances of the Buyers.............................................  30

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

5.01 Access and Information; Due Diligence..................................  30
5.02 Registration Statement; Regulatory Matters.............................  30
5.03 Stockholder Approval...................................................  31
5.04 Current Information....................................................  31
5.05 Conforming Entries.....................................................  32
5.06 Environmental Reports..................................................  33

5.07 Agreements of Affiliates...............................................  33
5.08 Expenses...............................................................  33
5.09 Miscellaneous Agreements and Consents..................................  34
5.10 Employee Agreements and Benefits.......................................  34
5.11 Press Releases.........................................................  35
5.12 State Takeover Statutes................................................  35
5.13 Directors' and Officers' Indemnification...............................  35
5.14 Tax Opinion Certificates...............................................  36
5.15 Employee Stock Options.................................................  36
5.16 Best Efforts to Insure Pooling.........................................  36

                                   ARTICLE VI
                                   CONDITIONS

6.01 Conditions to Each Party's Obligation To Effect the Merger.............  37
6.02 Conditions to Obligations of Seller....................................  37
6.03 Conditions to Obligations of the Buyers................................  38

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

7.01 Termination............................................................  39
7.02 Effect of Termination..................................................  40
7.03 Amendment..............................................................  40
7.04 Waiver.................................................................  40

                                  ARTICLE VIII
                               GENERAL PROVISIONS

8.01 Non-Survival of Representations, Warranties and Agreements.............  40
8.02 Indemnification........................................................  40
8.03 No Assignment; Successors and Assigns..................................  41
8.04 Severability...........................................................  41
8.05 No Implied Waiver......................................................  41
8.06 Headings...............................................................  41
8.07 Entire Agreement.......................................................  41
8.08 Counterparts...........................................................  42
8.09 Notices................................................................  42
8.10 Governing Law..........................................................  43


Exhibit A - Affiliate Letter (excluded)
Exhibit B - Director/Officer Certificate (excluded)
Exhibit C - Stockholder Certificate (excluded)
Exhibit D - Buyer's Opinion (excluded)
Exhibit E - Seller's Opinion (excluded)

LIST OF SCHEDULES

Schedule 2.01      Articles/Bylaws/Lists of Stockholder
Schedule 2.02      Subsidiaries/Equity Securities
Schedule 2.03      List of Optionees/Exercise Price/Shares Subject to Options
Schedule 2.04(b)   Authorizations
Schedule 2.05(a)   Financial Statements
Schedule 2.08(a)   Owned Real Property/Leased Real Property
Schedule 2.08(c)   Interest in Real Property
Schedule 2.11(a)   Deposits/Commitments
Schedule 2.11(b)   Contracts
Schedule 2.11(c)   Insurance
Schedule 2.11(f)   Loans
Schedule 2.13      Litigation
Schedule 2.15      Compliance with Laws
Schedule 2.18(c)   Real Estate Acquired through Foreclosure and Repossession
Schedule 2.18(f)   Investment Securities
Schedule 2.19(a)   Employee Benefit Plans
Schedule 2.19(d)   Post-retirement Health and Medical Benefits
Schedule 2.19(f)   Change in Control Payments
Schedule 2.20      Conduct of Seller
Schedule 2.26(a)   Derivative Securities
Schedule 5.07      Affiliates

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------


          This AGREEMENT AND PLAN OF MERGER (this "Agreement"), made and entered into as of October 29, 1997 by and among Mercantile Bancorporation Inc., a Missouri corporation ("Mercantile"), Ameribanc, Inc., a Missouri corporation ("Merger Sub" and, collectively, with Mercantile, the "Buyers"), and Homecorp, Inc., a Delaware corporation ("Seller").

          WHEREAS, Merger Sub is a wholly owned subsidiary of Mercantile, and each of Mercantile and Merger Sub is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"); and

          WHEREAS, Seller is registered as a savings and loan holding company under the Home Owners' Loan Act of 1933, as amended (the "HOLA"); and

          WHEREAS, the respective Boards of Directors of Seller and Merger Sub have approved the merger (the "Merger") of Seller with and into Merger Sub pursuant to the terms and subject to the conditions contained in this Agreement; and

          WHEREAS, the parties desire to provide certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement.

          NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE I
                                   ---------

                                  THE MERGER


          1.01 The Merger.  Subject to the terms and conditions of this
               ----------
Agreement, Seller shall be merged with and into Merger Sub in accordance with Chapter 351 of the Missouri Revised Statutes (the "Missouri Statute") and the provisions of the Delaware General Corporation Law (the "DGCL"), and the separate corporate existence of Seller shall cease. Merger Sub shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Missouri.

          1.02 Closing.  The closing (the "Closing") of the Merger, unless the
               -------
parties hereto shall otherwise mutually agree, shall take place at the offices of Mercantile in St. Louis, Missouri, at 10:00 am, local time, on the date that the Effective Time (as defined in Section 1.03) occurs (the "Closing Date").

          1.03 Effective Time.  The Merger shall become effective (the
               --------------
"Effective Time") upon the later of (i) the issuance of a Certificate of Merger by the Office of the Secretary of State of the State of Missouri and (ii) the filing of a Certificate of Merger with the Office of the Secretary of State of the State of Delaware. Unless otherwise mutually agreed in writing by Buyers and Seller, subject to the terms and conditions of this Agreement, the Effective Time shall occur on such date as Buyers shall notify Seller in writing (such notice to be at least five business days in advance of the Effective Time) but (i) not earlier than the satisfaction of all conditions set forth in Section 6.01(a) and 6.01(b) (the "Approval Date") and (ii) not later than the first business day of the first full calendar month commencing at least five business days after the Approval Date. On the Closing Date, the parties hereto will cause the Merger to be consummated by delivering to the Secretary of State of the State of Missouri and the Secretary of State of the State of Delaware, for filing, Articles of Merger and a Certificate of Merger, respectively, in such form as required by, and executed and acknowledged in accordance with, the relevant provisions of the Missouri Statute and the DGCL.

          1.04 Additional Actions.  If, at any time after the Effective Time,
               ------------------
the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to
(a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Seller or Merger Sub, or (b) otherwise carry out the purposes of this Agreement, Seller and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of Seller or otherwise to take any and all such action.

          1.05 Articles of Incorporation and By-Laws.  The  Articles of
               -------------------------------------
Incorporation and By-Laws of Merger Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation and By-Laws of the Surviving Corporation following the Merger, unless otherwise repealed or amended.

          1.06 Board of Directors and Officers.  At the Effective Time, the
               -------------------------------
directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation following the Merger, and such directors and officers shall hold office in
accordance with the Surviving Corporation's By-Laws and applicable law.    '

          1.07 Conversion of Securities.  At the Effective Time, by virtue of
               ------------------------
the Merger and without any action on the part of the Buyers, Seller or the holder of any of the following securities:

               (a) Each share of the common stock, $1.00 par value, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unchanged after the Merger and shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation; and

               (b) Subject to Sections 1.10 and 1.11 hereof, each share of common stock, $0.01 par value, of Seller ("Seller Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares held by Seller, Mercantile or any of their respective Subsidiaries (as defined in Section 2.02 hereof) (in each case other than in a fiduciary capacity or as a result of debts previously contracted), which shall be canceled), shall cease to be outstanding and shall be converted into and become the right to receive 0.4968 of a share (the "Exchange Ratio") of common stock, $0.01 par value, and the associated "Rights" under the "Rights Agreement," as those terms are defined in Section 3.02 hereof, of Mercantile (collectively, "Mercantile Common Stock"). The Exchange Ratio was computed by (i) aggregating (A) the total number of shares of Seller Common Stock that were issued and outstanding on the date of this Agreement (as set forth in Section 2.03 hereof) with (B) the total number of shares of Seller Common Stock that are reserved for issuance pursuant to options relating to Seller Common Stock and outstanding as of October 3, 1997 (as set forth in Section 2.03 hereof) and dividing such number of shares of Seller Common Stock (computed by aggregating (A) and (B) hereof (the "Fully Diluted Shares")) into (ii) 951,380, the aggregate number of shares of Mercantile Common Stock to be issued in the Merger. For purposes of this Agreement, the Exchange Ratio reflects the payment of the three-for-two Mercantile Common Stock dividend that was paid on October 1, 1997 to shareholders of record of Mercantile as of September 10, 1997 (the "Stock Dividend").

          1.08 Exchange Procedures.
               -------------------

        (a) As soon as practicable following the Effective Time, Mercantile shall mail or cause to be mailed to holders of record of certificates formerly representing shares of Seller Common Stock (the "Certificates"), as identified on the Seller Stockholder List (as provided pursuant to Section 1.10 hereof), letters advising them of the effectiveness of the Merger and instructing them to tender such Certificates to Mercantile or its duly appointed agent as exchange agent (the "Exchange Agent"), or in lieu thereof, such evidence of lost, stolen or mutilated Certificates and such surety bond or other security as the Exchange Agent may reasonably require (the "Required Documentation").

        (b) Subject to Section 1.10 hereof, after the Effective Time, each previous holder of a Certificate that surrenders such Certificate or in lieu thereof, the Required Documentation, to the Exchange Agent, with a properly completed and executed letter of transmittal with respect to such Certificate, will be entitled to a certificate or certificates representing the number of full shares of Mercantile Common Stock into which the Certificate so surrendered shall have been converted pursuant to this Agreement, and any distribution theretofore declared and not yet paid with respect to such shares of Mercantile Common Stock and any amount due with respect to fractional shares, without interest (the "Merger Consideration"). Such shares of Mercantile Common Stock, any amount due with respect to fractional shares and any distribution shall be delivered by the Exchange Agent to each such holder as promptly as practicable after such surrender.

        (c) Each outstanding Certificate, until duly surrendered to the Exchange Agent, shall be deemed to evidence ownership of the Merger Consideration into which the stock previously represented by such Certificate shall have been converted pursuant to this Agreement.

        (d) After the Effective Time, holders of Certificates shall cease to have rights with respect to the stock previously represented by such Certificates, and their sole rights shall be to exchange such Certificates for the Merger Consideration and any shares of Mercantile Common Stock to which the stockholder may be entitled pursuant to the provisions of Section 1.07 hereof. After the closing of the transfer books as described in Section 1.10 hereof, there shall be no further transfer on the records of Seller of Certificates, and if such Certificates are presented to Seller for transfer, they shall be canceled against delivery of the Merger Consideration. Neither Buyers nor the Exchange Agent shall be obligated to deliver the Merger Consideration until such holder surrenders the Certificates or furnishes the Required Documentation as provided herein. No dividends or distributions declared after the Effective Time (including any redemption by Mercantile of the Rights associated therewith) on the Mercantile Common Stock will be remitted to any person entitled to receive Mercantile Common Stock under this Agreement until such person surrenders the Certificate representing the right to receive such Mercantile Common Stock or furnishes the Required Documentation, at which time such dividends or declarations shall be remitted to such person, without interest and less any taxes that may have been imposed thereon. Certificates surrendered for exchange by an affiliate shall not be exchanged until Buyers have received a written agreement from such affiliate as required pursuant to Section 5.07 hereof. Neither the Exchange Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of stock represented by any Certificate for any Merger Consideration issuable or payable in the Merger that is paid to a public official pursuant to applicable abandoned property, escheat or similar laws.

          1.09 No Fractional Shares.  Notwithstanding any other provision of
               --------------------
this Agreement, neither certificates nor scrip for fractional shares of Mercantile Common Stock shall be issued in the Merger. Each holder of shares of Seller Common Stock who otherwise would have been entitled to a fraction of a share of Mercantile Common Stock shall receive (by check from the Exchange Agent, mailed to the stockholder with the certificate(s) for Mercantile Common Stock which such holder is to receive pursuant to the Merger) in lieu thereof, and at the time such holder receives the shares of Mercantile Common Stock to which the holder is entitled, cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the closing stock price of Mercantile Common Stock on the New York Stock Exchange (the "NYSE") Composite Tape as reported in The Wall Street Journal on the Closing Date. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

          1.10 Closing of Stock Transfer Books.
               -------------------------------

        (a) The stock transfer books of Seller shall be closed at the end of business on the business day immediately preceding the Closing Date. In the event of a transfer of ownership of Seller Common Stock that is not registered in the transfer records prior to the closing of such record books, the Merger Consideration issuable or payable with respect to such stock may be delivered to the transferee, if the Certificate or Certificates representing such stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and all applicable stock transfer taxes are paid.

        (b) At the Effective Time, Seller shall provide Buyers with a complete and verified list of registered holders of Seller Common Stock based upon its stock transfer books as of the closing of said transfer books, including the names, addresses, certificate numbers and taxpayer identification numbers of such holders (the "Seller Stockholder List"). Buyers shall be entitled to rely upon the Seller Stockholder List to establish the identity of those persons entitled to receive the Merger Consideration, which list shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Buyers shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

          1.11 Anti-Dilution.  If between the date of this Agreement and the
               -------------
Effective Time a share of Mercantile Common Stock shall be changed into a different number of shares of Mercantile Common Stock or a different class of shares by reason of reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then appropriate and proportionate adjustment or adjustments will be made to the Exchange Ratio such that each stockholder of Seller shall be entitled to receive such number of shares of Mercantile Common Stock or other securities as such stockholder would have received pursuant to such reclassification, recapitalization, split-up, combination, exchange of shares or readjustment or as a result of such stock dividend had the record date therefor been immediately following the Effective Time.

          1.12 Reservation of Right to Revise Transaction.  Buyers may at any
               ------------------------------------------
time change the method of effecting the acquisition of Seller by Buyers (including, without limitation, the provisions of this Article I) if and to the extent Buyers deem such change to be desirable, including, without limitation, to provide for (i) a merger of Merger Sub with and into Seller, in which Seller is the surviving corporation, or (ii) a merger of Seller directly into Mercantile, in which Mercantile is the surviving corporation; provided, however, that no such change shall (A) alter or change the amount or kind of the consideration to be received by the stockholders of Seller in the Merger, (B) adversely affect the tax treatment to Seller stockholders, as generally described in Section 6.01(e) hereof, (C) materially impede or delay receipt of any approvals, referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement or (D) prevent or impede the transactions contemplated hereby from qualifying for pooling-of-interests accounting treatment unless Buyers first waive Seller's covenants set forth in Sections 5.02(b) and 5.16 hereof and the condition to Buyers' obligation to consummate the Merger set forth in Section 6.03(f) hereof.

          1.13 Material Adverse Effect.  As used in this Agreement, the term
               -----------------------
"Material Adverse Effect" with respect to an entity means any condition, event, change or occurrence that has or may reasonably be expected to have a material adverse effect on the condition (financial or otherwise), properties, business or results of operations, of such entity and its Subsidiaries, taken as a whole as reflected in the Seller Financial Statements (as defined in Section 2.05(b)) or the Mercantile Financial Statements (as defined in Section 3.04), as the case may be; it being understood that a Material Adverse Effect shall not include:
(i) a change with respect to, or effect on, such entity and its Subsidiaries resulting from a change in law, rule, regulation, generally accepted accounting principles or regulatory accounting principles; (ii) a change with respect to, or effect on, such entity and its Subsidiaries resulting from any other matter affecting depository institutions generally including, without limitation, changes in general economic conditions and changes in prevailing interest and deposit rates; (iii) in the case of Seller, any financial change resulting from adjustments taken pursuant to Section 5.05 hereof; (iv) a change disclosed in the Seller Financial Statements or the Mercantile Financial Statements, as the case may be; or (v) any charges taken by Mercantile in connection with pending or completed acquisitions or the disposition of certain businesses or lines of business.

                                   ARTICLE II
                                   ----------

                    REPRESENTATIONS AND WARRANTIES OF SELLER


          Seller hereby represents and warrants to the Buyers as follows:

          2.01 Organization and Authority.  Seller is a corporation duly
               --------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where the failure of Seller to so qualify would not have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole, and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Seller is registered as a savings and loan holding company with the Office of Thrift Supervision (the "OTS") under the HOLA. True and complete copies of the Certificate of Incorporation and By-Laws of Seller and the Charter and By-Laws of HomeBanc, a federal savings bank, a wholly owned subsidiary of Seller ("HomeBanc"), each as in effect on the date of this Agreement, are attached hereto as Schedule 2.01. Also attached hereto as Schedule 2.01 are true
                   -------------                          -------------
and complete lists of the stockholders of record of each of the Seller and HomeBanc (including directors' qualifying shares), as of a record date for the most recent annual meeting of Seller.

          2.02 Subsidiaries.
               ------------

        (a)  Schedule 2.02 sets forth, a complete and correct list of all
             -------------
          of Seller's "Subsidiaries" (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"); each a "Seller Subsidiary" and, collectively, the "Seller Subsidiaries"), and all outstanding Equity Securities (as defined in
          Section 2.03) of each, all of which are owned directly or indirectly by Seller. Except as disclosed in Schedule 2.02, all of the
                                             -------------
          outstanding shares of capital stock of the Seller Subsidiaries owned directly or indirectly by Seller are validly issued, fully paid and nonassessable and are owned free and clear of any lien, claim, charge, option, encumbrance, agreement, mortgage, pledge, security interest or restriction (a "Lien") with respect thereto. Each of the Seller Subsidiaries is a corporation or savings bank duly incorporated or organized and validly existing under the laws of its jurisdiction of incorporation or organization, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Each of the Seller Subsidiaries is duly qualified to do business in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it so to be qualified, except where the failure to so qualify would not have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole. Except as set forth in Schedule 2.02, neither Seller nor
                                              -------------
          any Seller Subsidiary owns beneficially, directly or indirectly, any shares of any class of Equity Securities or similar interests of any corporation, bank, business trust, association or organization, or any interest in a partnership or joint venture of any kind, other than those identified as Seller Subsidiaries in Schedule 2.02 hereof.
                                                     -------------

        (b) HomeBanc is a federal savings association duly organized and validly existing under the laws of the United States of America. The deposits of HomeBanc are insured by the Federal Deposit Insurance Corporation (the "FDIC") under the Federal Deposit Insurance Act of 1950, as amended (the "FDI Act").

          2.03 Capitalization.  The authorized capital stock of Seller consists
               --------------
of (i) 5,000,000 shares of Seller Common Stock, of which, as of October 3, 1997, 1,708,552 shares were issued and outstanding and (ii) 1,000,000 shares of preferred stock, $0.01 par value, of which, as of September 30, 1997, no shares were outstanding. As of September 30, 1997, Seller had reserved 270,654 shares of Seller Common Stock for issuance under Seller's stock option and incentive plans (including grants reflected in the Board minutes), a list of which is set forth on Schedule 2.03 (the "Seller
                                                    -------------
Stock Plans"), pursuant to which options ("Seller Employee Stock Options") covering 206,384 shares of Seller Common Stock were outstanding as of October 3, 1997. Since October 3, 1997, no equity securities of Seller have been issued, other than shares of Seller Common Stock which may have been issued upon the exercise of Seller Stock Options. "Equity Securities" of an issuer means capital stock or other equity securities of such issuer, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other equity securities of such issuer, or contracts, commitments, understandings or arrangements by which such issuer is or may become bound to issue additional shares of its capital stock or other equity securities of such issuer, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other equity securities. Except as set forth above, there are no other Equity Securities of Seller outstanding. All of the issued and outstanding shares of Seller Common Stock are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive right of any stockholder of Seller. Neither Seller nor any Seller Subsidiary has taken or agreed to take any action or has any knowledge of any fact or circumstance and neither Seller nor any Seller Subsidiary will take any action that would prevent the Merger from qualifying for pooling-of-interests accounting treatment.

          2.04 Authorization.
               -------------

        (a) Seller has the corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement by the stockholders of Seller and Regulatory Authorities (as defined in Section 2.06), to carry out its obligations hereunder. The only stockholder vote required for Seller to approve this Agreement is the affirmative vote of the holders of a majority of the outstanding shares of Seller Common Stock entitled to vote at a meeting called for such purpose. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby in accordance with and subject to the terms of this Agreement have been duly authorized by the Board of Directors of Seller. Subject to the approval of Seller's stockholders and subject to the receipt of such approvals of the Regulatory Authorities as may be required by statute or regulation, this Agreement is a valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

        (b) Except as disclosed on Schedule 2.04(b), neither the execution nor
                                   ----------------
          delivery nor performance by Seller of this Agreement, nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of Seller or any of the Seller Subsidiaries under any of the terms, conditions or provisions of (x) its Certificate of Incorporation, charter or By-Laws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller or any of the Seller Subsidiaries is a party or by which it may be bound, or to which Seller or any of the Seller Subsidiaries or any of the properties or assets of Seller or any of the Seller Subsidiaries may be subject, or (ii) subject to compliance with the statutes and regulations referred to in subsection (c) of this Section 2.04 violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any of the Seller Subsidiaries or any of their respective properties or assets.

        (c) Other than in connection or in compliance with the provisions of the Missouri Statute, the DGCL, the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHCA, or any required approvals of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the OTS or other governmental agencies or governing boards having regulatory authority over Seller or any Seller Subsidiary, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Seller of the transactions contemplated by this Agreement.

          2.05 Seller Financial Statements.
               ---------------------------

        (a) Attached hereto as Schedule 2.05(a) are copies of the following documents: (i) Seller's Annual Report to Stockholders for the year ended December 31, 1996; and (ii) Seller's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997.

        (b) The financial statements contained in the documents referenced in
          Schedule 2.05(a) are referred to collectively as the "Seller Financial
          ----------------
          Statements." The Seller Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") during the periods involved, and present fairly the consolidated financial position of Seller and the Seller Subsidiaries at the dates thereof and the consolidated results of operations, changes in stockholders' equity and cash flows of Seller and the Seller Subsidiaries for the periods stated therein.

        (c) Seller and the Seller Subsidiaries have each prepared, kept and maintained through the date hereof true, correct and complete financial books and records which fairly reflect their respective financial conditions, results of operations, changes in stockholders' equity and cash flows.

          2.06 Seller Reports.  Except as set forth in Except as set forth in
               --------------
Schedule 2.06, since January 1, 1995, each of Seller and the Seller Subsidiaries
-------------
has timely filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements, (ii) the OTS, (iii) the FDIC and (iv) any federal, state, municipal or local government, securities, banking, savings and loan, environmental, insurance and other governmental or regulatory authority, and the agencies and staffs thereof (the entities in the foregoing clauses (i) through (iv) being referred to herein collectively as the "Regulatory Authorities" and individually as a "Regulatory Authority"), having jurisdiction over the affairs of it. All such material reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Seller Reports." As of each of their respective dates, the Seller Reports complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority. With respect to Seller Reports filed with the Regulatory Authorities, to the best knowledge of Seller, there is no material unresolved violation, criticism or exception by any

Regulatory Authority with respect to any report or statement filed by, or any examinations of, Seller or any of the Seller Subsidiaries.

          2.07 Title to and Condition of Assets.
               --------------------------------

        (a) Except as may be reflected in the Seller Financial Statements and with the exception of all "Real Property" (which is the subject of Section 2.08 hereof) Seller and the Seller Subsidiaries have, and at the Closing Date will have, good and marketable title to their real and personal property, including, without limitation, those reflected in the Seller Financial Statements (except those disposed of in the ordinary course of business since the date thereof), free and clear of any Lien, except for Liens for (i) taxes, assessments or other governmental charges not yet delinquent and (ii) as set forth or described in the Seller Financial Statements or any subsequent Seller Financial Statements delivered to Buyers prior to the Effective Time.

        (b) No material real or personal property that is reflected as owned by Seller or any of the Seller Subsidiaries in the Seller Financial Statements as of June 30, 1997, has been sold, leased, transferred, assigned or otherwise disposed of since such date, except in the ordinary course of business.

        (c) All furniture, fixtures, vehicles, machinery and equipment and computer software owned or used by Seller or the Seller Subsidiaries and in regular use, including any such items leased as a lessee (taken as a whole as to each of the foregoing with no single item deemed to be of material importance) are in good and serviceable condition, subject only to normal wear and tear. The operation by Seller or the Seller Subsidiaries of such properties and assets is in compliance in all material respects with all applicable laws, ordinances and rules and regulations of any governmental authority having jurisdiction over such use.

          2.08 Real Property.
               -------------

        (a) A list of each parcel of real property owned by Seller or any of the Seller Subsidiaries (other than real property acquired in foreclosure or in lieu of foreclosure in the course of the collection of loans and being held by Seller or a Seller Subsidiary for disposition as required by law (such real property being herein referred to as the "Owned Real Property") and each parcel of real property leased by Seller or any of the Seller Subsidiaries (such real property being herein referred to as the "Leased Real Property") is attached to Schedule 2.08(a). In addition, a copy of the lease for
                      ----------------
          each parcel of Leased Real Property is attached to Schedule 2.08(a).
                                                             ----------------
          Seller shall update Schedule 2.08(a) within ten days of acquiring any
                              ----------------
          Owned Real Property or leasing any real property after the date hereof. Collectively, the Owned Real Property and the Leased Real Property is herein referred to as the "Real Property."

        (b) There is no pending action involving Seller or any of the Seller Subsidiaries as to the title of or the right to use any of the Real Property.

        (c) Except as disclosed on Schedule 2.08(c), neither Seller nor any of
                                   ----------------
          the Seller Subsidiaries has any interest in any real property other than as described above in Section

          2.08(a) except interests as a mortgagee, and except for any real property acquired in foreclosure or in lieu of foreclosure and being held for disposition as required by law.

        (d) None of the buildings, structures or other improvements located on the Real Property encroaches upon or over any adjoining parcel of real estate or any easement or right-of-way or "setback" line and, to the best knowledge of Seller, all such buildings, structures and improvements are located and constructed in conformity with all applicable zoning ordinances and building codes.

        (e) None of the buildings, structures or improvements located on the Owned Real Property are the subject of any official complaint or notice by any governmental authority of violation of any applicable zoning ordinance or building code, and there is no zoning ordinance, building code, use or occupancy restriction or condemnation action or proceeding pending, or, to the best knowledge of Seller, threatened, with respect to any such building, structure or improvement. The Owned Real Property is in generally good condition for its intended purpose, ordinary wear and tear excepted, and has been maintained in accordance with reasonable and prudent business practices applicable to like facilities.

        (f) Except as may be reflected in the Seller Financial Statements or with respect to such easements, Liens, defects or encumbrances as do not individually or in the aggregate materially adversely affect the use or value of the parcel of Owned Real Property, Seller and the Seller Subsidiaries have, and at the Closing Date will have, good and marketable title to their respective Owned Real Properties.

        (g) There are no underground storage tanks located on, in or under any Owned Real Property. Neither Seller nor any Seller Subsidiaries own or operate any underground storage tank at any Leased Real Property.

          2.09 Taxes.  Seller and each Seller Subsidiary have timely filed or
               -----
will timely file (including extensions) all tax returns required to be filed at or prior to the Closing Date ("Seller Returns"). Each of Seller and the Seller Subsidiaries has paid, or set up adequate reserves on the Seller Financial Statements for the payment of, all taxes required to be paid in respect of the periods covered by such Seller Returns and has set up adequate reserves on the most recent Seller Financial Statements for the payment of all taxes anticipated to be payable in respect of all periods up to and including the latest period covered by such Seller Financial Statements. Neither Seller nor any Seller Subsidiary has any material liability for any such taxes in excess of the amounts so paid or reserves so established, and no material deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or definitely) against Seller or any of the Seller Subsidiaries which would not be covered by existing reserves. Neither Seller nor any of the Seller Subsidiaries is delinquent in the payment of any material tax, assessment or governmental charge, nor has it requested any extension of time within which to file any tax returns in respect of any fiscal year which have not since been filed and no requests for waivers of the time to assess any tax are pending. No federal or state income tax return of Seller or any Seller Subsidiaries has been audited by the Internal Revenue Service (the "IRS") or any state tax authority for the seven most recent full calendar years. There is no deficiency or refund litigation or, to the best knowledge of Seller, matter in controversy with respect to Seller Returns. Neither Seller nor any of the Seller Subsidiaries has extended or waived any statute of limitations on the assessment of any tax due that is currently in effect.

          2.10 Material Adverse Effect.  Since June 30, 1997, there has been no
               -----------------------
Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

          2.11 Loans, Commitments and Contracts.
               --------------------------------

        (a)    Schedule 2.11(a) contains a complete and accurate listing as of
               ----------------
          the date hereof of all contracts entered into with respect to deposits of $250,000 or more, by account, and all loan agreements and commitments, notes, security agreements, repurchase agreements, bankers' acceptances, outstanding letters of credit and commitments to issue letters of credit, participation agreements, and other documents relating to or involving extensions of credit and other commitments to extend credit by Seller or any of the Seller Subsidiaries with respect to any one entity or related group of entities in excess of $500,000 to which Seller or any of the Seller Subsidiaries is a party or by which it is bound, by account, and, where applicable, such other information as shall be necessary to identify any related group of entities.

        (b)    Except for the contracts and agreements required to be listed on
          Schedule 2.11(a) and the loans required to be listed on Schedule
          ----------------                                        --------
          2.11(f), and except as otherwise listed on Schedule 2.11(b), as of the
          -------                                    ----------------
          date hereof neither Seller nor any of the Seller Subsidiaries is a party to or is bound by any:

               (i) agreement, contract, arrangement, understanding or commitment with any labor union;

               (ii)   franchise or license agreement;

               (iii) written employment, severance, termination pay, agency, consulting or similar agreement or commitment in respect of personal services;

               (iv) material agreement, arrangement or commitment (A) not made in the ordinary course of business, and (B) pursuant to which Seller or any of the Seller Subsidiaries is or may become obligated to invest in or contribute to any Seller Subsidiary other than pursuant to Seller Employee Plans (as that term is defined in Section 2.19 hereof) and agreements relating to joint ventures or partnerships set forth in Schedule 2.02, true and
                                                     -------------
               complete copies of which have been furnished to Buyers;

               (v) agreement, indenture or other instrument not disclosed in the Seller Financial Statements relating to the borrowing of money by Seller or any of the Seller Subsidiaries or the guarantee by Seller or any of the Seller Subsidiaries of any such obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by Seller or any of the Seller Subsidiaries, such as deposits, Federal Home Loan Bank ("FHLB") and Federal Funds borrowings and repurchase and reverse repurchase agreements), other than such agreements, indentures or instruments providing for annual payments of less than $50,000;

               (vi) contract containing covenants which limit the ability of Seller or any of the Seller Subsidiaries to compete in any line of business or with any person or which involves any restrictions on the geographical area in which, or method by which, Seller or any of the Seller Subsidiaries may carry on their respective businesses (other that as may be required by law or any applicable Regulatory Authority);

               (vii) contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K as promulgated by the SEC to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Seller Reports;

               (viii) lease with annual rental payments aggregating $25,000 or more;

               (ix) loans or other obligations payable or owing to any officer, director or employee except (A) salaries, wages and directors' fees or other compensation incurred and accrued in the ordinary course of business and (B) obligations due in respect of any depository accounts maintained by any of the foregoing at Seller or any of the Seller Subsidiaries in the ordinary course of business; or

               (x) other agreement, contract, arrangement, understanding or commitment involving an obligation by Seller or any of the Seller Subsidiaries of more than $100,000 and extending beyond six months from the date hereof that cannot be canceled without cost or penalty upon notice of 30 days or less, other than contracts entered into in respect of deposits, loan agreements and commitments, notes, security agreements, repurchase and reverse repurchase agreements, bankers' acceptances, outstanding letters of credit and commitments to issue letters of credit, participation agreements and other documents relating to transactions entered into by Seller or any of the Seller Subsidiaries in the ordinary course of business and not involving extensions of credit with respect to any one entity or related group of entities in excess of $100,000.

        (c) Seller and/or the Seller Subsidiaries carry property, liability, director and officer errors and omissions, and other insurance coverage as set forth in Schedule 2.11(c) under the heading
                                   ----------------
          "Insurance."

        (d) True, correct and complete copies of the agreements, contracts, leases, insurance policies and other documents referred to in Section 2.11(b) have been included with Schedule 2.11(b) hereto. True,
                                          ----------------
          correct and complete copies of the agreements, contracts, leases, insurance policies and other documents referred to in Sections 2.11(a)
                                                                ----------------
          and (c) have been or shall be furnished or made available to Buyers.
          -------

        (e) To the best knowledge of Seller, each of the agreements, contracts, leases, insurance policies and other documents referred to in Schedules 2.11 (a), (b) and (c) is a
             -------------------------------
          valid, binding and enforceable obligation of the parties sought to be bound thereby, except as the enforceability thereof against the parties thereto may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally, and except that equitable principles may limit the right to obtain specific performance or other equitable remedies.

        (f) Schedule 2.11(f) under the heading "Loans" contains a true, correct
            ----------------
          and complete listing, as of the date of this Agreement, by account, of
          (i) all loans in excess of $100,000 of Seller or any of the Seller Subsidiaries that have been accelerated during the past twelve months;
          (ii) all loan commitments or lines of credit of Seller or any of the Seller Subsidiaries in excess of $100,000 which have been terminated by Seller or any of the Seller Subsidiaries during the past twelve months by reason of default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (iii) all loans, lines of credit and loan commitments in excess of $100,000, as to which Seller or any of the Seller Subsidiaries has given written notice of its intent to terminate during the past twelve months; (iv) with respect to all commercial loans (including commercial real estate) in excess of $100,000 all notification letters and other written communications from Seller or any of the Seller Subsidiaries to any of their respective borrowers, customers or other parties during the past twelve months wherein Seller or any of the Seller Subsidiaries has requested or demanded that actions be taken to correct existing defaults or facts or circumstances which may become defaults; (v) each borrower, customer or other party which has notified Seller or any of the Seller Subsidiaries during the past twelve months of, or has asserted against Seller or any of the Seller Subsidiaries, in each case in writing, any "lender liability" or similar claim, and, to the best knowledge of Seller, each borrower, customer or other party which has given Seller or any of the Seller Subsidiaries any oral notification of, or orally asserted to or against Seller or any of the Seller Subsidiaries, any such claim; or (vi) all loans in excess of $50,000 (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on non-accrual status, (C) that have been classified "doubtful," "loss" or the equivalent thereof by any Regulatory Authority, (D) where a reasonable doubt exists as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loan is less than 90 days past due, (E) the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (F) where a specific reserve allocation exists in connection therewith.

          2.12 Absence of Defaults.  Neither Seller nor any of the Seller
               -------------------
Subsidiaries is in violation of its charter documents or By-Laws or in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default.

          2.13 Litigation and Other Proceedings.  Except as set forth on
               --------------------------------
Schedule 2.13 or otherwise disclosed in the Seller Financial Statements, neither
-------------
Seller nor any of the Seller Subsidiaries is a party to any pending or, to the best knowledge of Seller, threatened claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or reasonably could not be expected to have, a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole. Without limiting the generality of the foregoing, there are no actions, suits or proceedings pending or, to the best knowledge of Seller, threatened against Seller or any of the Seller Subsidiaries or any of their respective officers or directors by any stockholder of Seller or any of the Seller Subsidiaries (or any former stockholder of Seller or any of the Seller Subsidiaries) or involving claims under the Community Reinvestment Act of 1977, as amended, the Bank Secrecy Act, the fair lending laws or any other similar laws.

          2.14 Directors' and Officers' Insurance.  Each of Seller and the
               ----------------------------------
Seller Subsidiaries has taken or will take all requisite action (including, without limitation, the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Effective Time that are known to Seller.

          2.15 Compliance with Laws
               --------------------

        (a) To the best knowledge of Seller, Seller and each of the Seller Subsidiaries have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to own or lease their respective properties and assets and to carry on their respective businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of Seller, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current; in each case except for permits, licenses, authorizations, orders, approvals, filings, applications and registrations the failure to have (or have made) would not have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

        (b) (i) Each of Seller and the Seller Subsidiaries has complied with all laws, regulations and orders (including, without limitation, zoning ordinances, building codes, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and securities, tax, environmental, civil rights, and occupational health and safety laws and regulations including, without limitation, in the case of Seller or any Seller Subsidiary that is a bank or savings association, banking organization, banking corporation or trust company, all statutes, rules, regulations and policy statements pertaining to the conduct of a banking, deposit-taking, lending or related business, or to the exercise of trust powers) and governing instruments applicable to it and to the conduct of its business, and (ii) neither Seller nor any of the Seller Subsidiaries is in default under, and no event has occurred which, with the lapse of time or notice or both, could result in the default under, the terms of any judgment, order, writ, decree, permit, or license of any Regulatory Authority or court, whether federal, state, municipal or local, and whether at law or in equity, except in the case of subparts (i) and (ii) where such failure to comply or default would not have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

        (c)    Except as set forth on Schedule 2.15, neither Seller nor any of
                                      -------------
          the Seller Subsidiaries is subject to or reasonably likely to incur a liability as a result of its ownership, operation, or use of any Property (as defined below) of Seller (whether directly or, to the best knowledge of Seller, as a consequence of such Property being acquired in foreclosure or in lieu of foreclosure or being part of the investment portfolio of Seller or any of the Seller Subsidiaries) (A) that is contaminated by or contains any hazardous, toxic or dangerous substance, pollutant, waste, gas or material, including, without limitation, petroleum and petroleum products, asbestos, PCBs, pesticides, herbicides and any other metals, liquids, semi-solids or solids that are regulated under any federal, state or local statute, ordinance, rule, regulation or other law pertaining to environmental protection, contamination, quality, waste management or clean-up (each, a "Toxic Substance"), or (B) on which any Toxic Substance has been stored, disposed of, placed or used at the Property or in the construction of structures thereon; and which, in each case, reasonably could be expected to have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole. "Property" shall include all property (real or personal, tangible or intangible) owned or controlled by Seller or any of the Seller Subsidiaries, including, without limitation, property acquired under foreclosure or in lieu of foreclosure, property in which any venture capital or similar unit of Seller or any of the Seller Subsidiaries has an interest and, to the best knowledge of Seller, property held by Seller or any of the Seller Subsidiaries in its capacity as a trustee. No claim, action, suit or proceeding is pending and no material claim has been asserted against Seller or any of the Seller Subsidiaries relating to Property of Seller or any of the Seller Subsidiaries and, to the best knowledge of the Seller, no such claim, action, suit or proceeding has been threatened before any court or other Regulatory Authority or arbitration tribunal relating to Toxic Substances, pollution or the environment, and there is no outstanding judgment, order, writ, injunction, decree or award against or affecting Seller or any of the Seller Subsidiaries with respect to the same. Except for statutory or regulatory restrictions of general application, no Regulatory Authority has placed any restriction on the business of Seller or any of the Seller Subsidiaries which reasonably could be expected to have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

        (d) Neither Seller nor any of the Seller Subsidiaries has received any notification or communication that has not been finally resolved from any Regulatory Authority (i) asserting that the Seller or any of the Seller Subsidiaries or any Property is not in substantial compliance with any of the statutes, regulations or ordinances that such Regulatory Authority enforces, except with respect to matters which (A) are disclosed on Schedule 2.15 or (B) reasonably could not
                                     -------------
          be expected to have a Material Adverse Effect on the Seller and the
          Seller Subsidiaries, taken as a whole, (ii) threatening to revoke any license, franchise, permit or governmental authorization that reasonably could be expected to have a Material Adverse Effect on the Seller and the Seller Subsidiaries, taken as a whole, including, without limitation, such company's status as an insured depository institution under the Federal Deposit Insurance Act, as amended (the "FDI Act"), (iii) requiring or threatening to require Seller or any of the Seller Subsidiaries, or indicating that Seller or any of the Seller Subsidiaries may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to direct, restrict or limit in any manner the operations of Seller or any of the Seller Subsidiaries, including, without limitation, any restriction on the payment of dividends. No such cease and desist order, agreement or memorandum of understanding or other agreement is currently in effect.

        (e)    Neither Seller nor any of the Seller Subsidiaries is required by
          Section 32 of the FDI Act to give prior notice to any federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

          2.16 Labor.  No work stoppage involving Seller or any of the Seller
               -----
Subsidiaries is pending or, to the best knowledge of Seller, threatened. Neither Seller nor any of the Seller Subsidiaries is involved in, or, to the best knowledge of Seller, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding that reasonably could be expected to have a Material Adverse Effect on the Seller and the Seller Subsidiaries, taken as a whole. None of the employees of Seller or the Seller Subsidiaries are represented by any labor union or any collective bargaining organization.

          2.17 Material Interests of Certain Persons.  Except as set forth in
               -------------------------------------
the Seller's Proxy Statement for its 1997 Annual Meeting of Stockholders, to the best knowledge of the Seller, no officer or director of Seller or any of the Seller Subsidiaries, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any interest in any contract or property (real or personal, tangible or intangible), used in, or pertaining to the business of, Seller or any of the Seller Subsidiaries, which in the case of Seller and each of the Seller Subsidiaries would be required to
be disclosed by Item 404 of Regulation S-K promulgated by the SEC.     '""

          2.18 Allowance for Loan and Lease Losses; Non-Performing Assets;
               -----------------------------------------------------------
Financial Assets.
----------------

        (a) All of the accounts, notes and other receivables that are reflected in the Seller Financial Statements as of June 30, 1997 were acquired in the ordinary course of business and were collectible in full in the ordinary course of business, except for possible loan and lease losses that are adequately provided for in the allowance for loan and lease losses reflected in such Seller Financial Statements, and the collection experience of Seller and the Seller Subsidiaries since June 30, 1997 to the date hereof, has not deviated in any material and adverse manner from the credit and collection experience of Seller and the Seller Subsidiaries, taken as a whole, for the year ended December 31, 1996.

        (b) The allowances for loan losses contained in the Seller Financial Statements were established in accordance with the past practices and experiences of Seller and the Seller Subsidiaries, and the allowance for loan and lease losses shown on the consolidated balance sheet of Seller and the Seller Subsidiaries as of June 30, 1997, were adequate in all material respects under the requirements of GAAP, or regulatory accounting principles, as the case may be, to provide for possible losses on loans and leases (including, without limitation, accrued interest receivable) and credit commitments (including, without limitation, stand-by letters of credit) as of the date of such balance sheet.

        (c)    Schedule 2.18(c) sets forth as of the date of this Agreement all
               ----------------
          assets classified by Seller as real estate acquired through foreclosure or repossession, including foreclosed assets.

        (d) As of September 30, 1997, the aggregate amount of all Non-Performing Assets (as defined below) on the books of Seller and the Seller Subsidiaries did not exceed $7,200,000. "Non-Performing Assets" shall mean (i) all loans (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on nonaccrual status, (C) that have been classified "doubtful," "loss" or the equivalent thereof by any Regulatory Agency or (D) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, and (ii) all assets classified by Seller as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets acquired through foreclosure or in lieu of foreclosure.

        (e) All loans receivable (including discounts) and accrued interest entered on the books of Seller and the Seller Subsidiaries, to the extent unpaid on the Closing Date, arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of Seller's or the appropriate Seller Subsidiary's respective business, and the notes or other evidences of indebtedness with respect to such loans or discounts are true and genuine and are what they purport to be. To the best knowledge of Seller, the loans, discounts and the accrued interest reflected on the books of Seller and the Seller Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity. All such loans are owned by Seller or the appropriate Seller Subsidiary free and clear of any liens, restrictions or encumbrances.

        (f) The notes and other evidences of indebtedness evidencing the loans described in (e) above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are and will be, in all material respects, valid, true, genuine and enforceable, and what they purport to be. Seller and each of the Seller Subsidiaries has good and valid title to the investment securities shown on their respective Seller Financial Statements and all securities entered on the books of Seller or the appropriate Seller Subsidiary subsequent to June 30, 1997, except for those sold or redeemed in the ordinary course of business. A complete and accurate list of such investment securities as of September 30, 1997 is attached as Schedule 2.18(f). Such list shall be updated each month
                         ----------------
          in writing until the Closing.

          2.19 Employee Benefit Plans.
               ----------------------

        (a)    Schedule 2.19(a) lists all pension, retirement, supplemental
               ----------------
          retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, medical, disability, workers' compensation, vacation, group insurance, severance and other employee benefit, incentive and welfare policies, contracts, plans and arrangements, and all trust agreements related thereto, currently maintained by or contributed to by Seller or any of the Seller Subsidiaries in respect of any of the present or former directors, officers, or other employees of and/or consultants to Seller or any of the Seller Subsidiaries (collectively, "Seller Employee Plans"). Seller has furnished, or will promptly furnish after the date hereof, Buyers with the following documents with respect to each Seller Employee Plan: (i) a true and complete copy of all written documents comprising such Seller Employee Plan (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of the Seller Employee Plan; (ii) the most recently filed Form 5500 or Form 5500-C/R (including all schedules thereto), if applicable; (iii) the most recent financial statements and actuarial reports, if any; (iv) the summary plan description currently in effect and all material modifications thereof, if any; and (v) the most recent IRS determination letter, if any.

        (b) All Seller Employee Plans have been maintained and operated in all material respects in accordance with their terms and the material requirements of all applicable statutes, orders, rules and final regulations, including, without limitation, to the extent applicable, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). All contributions required to be made to Seller Employee Plans have been made or reserved.

        (c) With respect to each of the Seller Employee Plans which is a pension plan (as defined in Section 3(2) of ERISA) (the "Pension Plans"): (i) each Pension Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined to be so qualified by the IRS and, to the best knowledge of the Seller, such determination letter may still be relied upon, and each related trust is exempt from taxation under Section 501(a) of the Code; (ii) the actuarial present value of all benefits vested and all benefits accrued under each Pension Plan which is subject to Title IV of ERISA, valued using the assumptions in the most recent actuarial report, did not, in each case, as of the last applicable annual valuation date (as indicated on Schedule 2.19(a)), exceed the value of
                                          ----------------
          the assets of the Pension Plan allocable to such vested or accrued benefits; (iii) to the best knowledge of the Seller, there has been no "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could subject any Pension Plan or associated trust, or Seller or any of the Seller Subsidiaries, to any material tax or penalty; (iv) no Pension Plan or any trust created thereunder has been terminated, nor has there been any "reportable events" with respect to any Pension Plan, as that term is defined in
          Section 4043 of ERISA since January 1, 1989; and (v) no Pension Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA (whether or not waived). No Pension Plan is a "multiemployer plan" as that term is defined in Section 3(37) of ERISA.

        (d)    Except as disclosed in Schedule 2.19(d), neither Seller nor any
                                      ----------------
          of the Seller Subsidiaries has any liability for any post-retirement health, medical or similar benefit of any kind whatsoever, except as required by statute or regulation.

        (e) Neither Seller nor any of the Seller Subsidiaries has any material liability under ERISA or the Code as a result of its being a member of a group described in Sections 414(b), (c), (m) or (o) of the Code.

        (f)    Except as disclosed in Schedule 2.19(f), neither the execution
                                      ----------------
          nor delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, will (i) result in any payment (including, without limitation, severance, unemployment compensation or golden parachute payment) becoming due to any director or employee of Seller or any of the Seller Subsidiaries from any of such entities,
          (ii) increase any benefit otherwise payable under any of the Seller Employee Plans or (iii) result in the acceleration of the time of payment of any such benefit. Seller shall use its best efforts to insure that no amounts paid or payable by Seller, the Seller Subsidiaries or Buyers to or with respect to any employee or former employee of Seller or any of the Seller Subsidiaries will fail to be deductible for federal income tax purposes by reason of Section 280G of the Code, provided that the Seller makes no representation or warranty herein with respect to the

          Employment Agreements of even date herewith by and between Mercantile and C. Steven Sjogren and Mercantile and John R. Perkins.

          2.20 Conduct of Seller to Date.  From and after June 30, 1997 through
               -------------------------
the date of this Agreement, except as set forth in the Seller Financial Statements and the Seller Reports and except as disclosed in Schedule 2.20: (i)
                                                             -------------
Seller and the Seller Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practices; (ii) neither Seller nor any of the Seller Subsidiaries has issued, sold, granted, conferred or awarded any of its Equity Securities, or any corporate debt securities which would be classified under GAAP as long-term debt on the balance sheets of Seller or the Seller Subsidiaries; (iii) Seller has not effected any stock split or adjusted, combined, reclassified or otherwise changed its capitalization; (iv) Seller has not declared, set aside or paid any dividend (other than its regular quarterly dividends) or other distribution in respect of its capital stock, or purchased, redeemed, retired, repurchased or exchanged, or otherwise acquired or disposed of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise; (v) neither Seller nor any of the Seller Subsidiaries has incurred any obligation or liability (absolute or contingent), except liabilities incurred in the ordinary course of business, or subjected to Lien any of its assets or properties other than in the ordinary course of business consistent with past practice; (vi) neither Seller nor any of the Seller Subsidiaries has discharged or satisfied any Lien or paid any obligation or liability (absolute or contingent), other than in the ordinary course of business; (vii) neither Seller nor any of the Seller Subsidiaries has sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business; (viii) except as required by contract or law, neither Seller nor any of the Seller Subsidiaries has (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except in accordance with existing policy, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated, or substantially modified any of the Seller Employee Plans or (D) agreed to do any of the foregoing; (ix) neither Seller nor any Seller Subsidiary has suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any Regulatory Authority, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance; (x) neither Seller nor any of the Seller Subsidiaries has canceled or compromised any debt, except for debts charged off or compromised in accordance with the past practice of Seller and the Seller Subsidiaries; and
(xi) neither Seller nor any of the Seller Subsidiaries has entered into any material transaction, contract or commitment outside the ordinary course of its business.

          2.21 Absence of Undisclosed Liabilities.
               ----------------------------------

        (a) As of the date of this Agreement, neither Seller nor any of the Seller Subsidiaries has any debts, liabilities or obligations equal to or exceeding $50,000, individually or $100,000 in the aggregate, whether accrued, absolute, contingent or otherwise and whether due or to become due, which are required to be reflected in the Seller Financial Statements or the notes thereto in accordance with GAAP except:

               (i) debts, liabilities, obligations and contingencies reflected on the Seller Financial Statements and the notes thereto;

            (ii)  operating leases reflected on Schedule 2.11(b); and
                                                ----------------

                  (iii) debts, liabilities or obligations incurred or arising since June 30, 1997 in the ordinary and usual course of their respective businesses, none of which are for breach of contract, breach of warranty, torts, infringements or lawsuits and none of which have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

        (b) Neither Seller nor any of the Seller Subsidiaries was as of June 30, 1997, and since such date to the date hereof, has become a party to, any contract or agreement, excluding deposits, loan agreements, and commitments, notes, security agreements, repurchase and reverse repurchase agreements, bankers' acceptances, outstanding letters of credit and commitments to issue letters of credit, participation agreements and other documents relating to transactions entered into by Seller or any of the Seller Subsidiaries in the ordinary course of business, that had, has or may be reasonably expected to have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

          2.22 Proxy Statement, Etc.  None of the information regarding Seller
               ---------------------
or any of the Seller Subsidiaries to be supplied by Seller for inclusion or included in (i) the Registration Statement on Form S-4 to be filed with the SEC by Mercantile for the purpose of registering the shares of Mercantile Common Stock to be exchanged for shares of Seller Common Stock pursuant to the provisions of this Agreement (the "Registration Statement"), (ii) the Proxy Statement to be mailed to Seller's stockholders in connection with the meeting to be called to consider this Agreement and the Merger (the "Proxy Statement") or (iii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of Seller's stockholders referred to in Section 5.03, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Seller or any of the Seller Subsidiaries is responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

          2.23 Registration Obligations.  Neither Seller nor any of the Seller
               ------------------------
Subsidiaries is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

          2.24 Tax and Regulatory Matters.  Neither Seller nor any of the Seller
               --------------------------
Subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code or (ii) materially impede or delay receipt of any approval referred to in
Section 6.01(b) or the consummation of the transactions contemplated by this Agreement.

          2.25 Brokers and Finders.  Except for Keefe Bruyette & Woods, Inc.,
               -------------------
neither Seller nor any of the Seller Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Seller or any of the Seller Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

          2.26 Interest Rate Risk Management Instruments
               -----------------------------------------

        (a)    Set forth on Schedule 2.26(a) is a list as of the date hereof of
                            ----------------
          all interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Seller or any of the Seller Subsidiaries is a party or by which any of their properties or assets may be bound.

        (b) All such interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Seller or any of the Seller Subsidiaries is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to the best knowledge of Seller, in accordance with prudent banking practice and applicable rules, regulations and policies of Regulatory Authorities and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Seller or a Seller Subsidiary and are in full force and effect. Seller and each of the Seller Subsidiaries has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued, and to the best knowledge of Seller, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

          2.27 Accuracy of Information.  The statements contained in this
               -----------------------
Agreement, the Schedules and any other written document executed and delivered by or on behalf of Seller pursuant to the terms of this Agreement are true and correct as of the date hereof or as of the date delivered in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading.

          2.28 Year 2000 Compliant.  To the best knowledge of Seller, all
               -------------------
computer software and hardware utilized by Seller or any Seller Subsidiary is, or Seller is taking steps to be, Year 2000 compliant, which, for purposes of this Agreement, shall mean that the data outside the range 1990-1999 will be correctly processed in any level of computer hardware or software including, but not limited to, microcode, firmware, applications programs, files and data bases. All computer software is, or Seller is taking steps to ensure that all computer software will be, designed to be used prior to, during and after the calendar year 2000 A.D., and such software will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data that represents or references different centuries or more than one century.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE BUYERS

          The Buyers hereby represent and warrant to Seller as follows:

          3.01 Organization and Authority.  Mercantile and Merger Sub are each
               --------------------------
corporations duly organized, validly existing and in good standing under the laws of the State of Missouri, are each qualified to do business and are each in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so qualified would not have a Material Adverse Effect on Mercantile and its Subsidiaries, taken as a whole. Each of Mercantile and Merger Sub is registered as a bank holding company with the Federal Reserve Board under the BHCA.

          3.02 Capitalization of Mercantile.  The authorized capital stock of
               ----------------------------
Mercantile consists of (i) 200,000,000 shares of Mercantile Common Stock, of which, as of September 30, 1997, 86,981,445 shares were issued and 86,877,787 were outstanding and (ii) 5,000,000 shares of preferred stock, no par value ("Mercantile Preferred Stock"), issuable in series, of which as of the date hereof, no shares were issued and outstanding. Mercantile has designated 2,000,000 shares of Mercantile Preferred Stock as "Series A Junior Participating Preferred Stock" and has reserved such shares under a Rights Agreement dated May 23, 1988 between Mercantile and Mercantile Bank National Association, as Rights Agent (the "Rights Agreement" and, the rights to be issued pursuant thereto, the "Rights"). As of September 30, 1997, Mercantile had reserved: (i) 8,747,596 shares of Mercantile Common Stock for issuance under various Mercantile employee and/or director stock option, incentive and/or benefit plans ("Mercantile Employee/Director Stock Grants"); and (ii) 2,550,000 shares of Mercantile Common Stock for issuance upon the acquisition of Horizon Bancorp, Inc. ("Horizon") pursuant to the Agreement and Plan of Merger dated as of July 31, 1997 by and between Mercantile and Horizon. From September 30, 1997 through the date of this Agreement, no shares of Mercantile Common Stock have been issued, excluding any such shares which may have been issued in connection with Mercantile Employee/Director Stock Grants and shares issued in connection with the Stock Dividend.

          Mercantile continually evaluates possible acquisitions and may prior to the Effective Time enter into one or more agreements providing for, and may consummate, the acquisition by it of another bank, association, bank holding company, savings and loan holding company or other company (or the assets thereof) for consideration that may include Equity Securities. In addition, prior to the Effective Time, Mercantile may, depending on market conditions and other factors, otherwise determine to issue equity, equity-linked or other securities for financing purposes or repurchase its outstanding Equity Securities. Notwithstanding the foregoing, neither Mercantile nor any Mercantile Subsidiary has taken or agreed to take any action or has any knowledge of any fact or circumstance and neither Mercantile nor Merger Sub will take any action that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code,
(ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement or (iii) prevent the Merger from qualifying for pooling-of-interests accounting treatment. Except as set forth above, there are no other Equity Securities of Mercantile outstanding. All of the issued and outstanding shares of Mercantile Common Stock are validly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive right of any shareholder of Mercantile. At the Effective Time, the Mercantile Common Stock to be issued in the Merger will be duly authorized, validly issued, fully paid and nonassessable, will not be issued in violation of any preemptive right of any shareholder of Mercantile and will be listed for trading on the NYSE.

          3.03 Authorization.
               -------------

        (a) Mercantile and Merger Sub each have the corporate power and authority to enter into this Agreement and to carry out their respective obligations hereunder. The execution, delivery and performance of this Agreement by Mercantile and Merger Sub and the consummation by Mercantile and Merger Sub of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Mercantile and Merger Sub.

          Subject to the receipt of such approvals of the Regulatory Authorities as may be required by statute or regulation, this Agreement is a valid and binding obligation of Mercantile and Merger Sub enforceable against each in accordance with its terms.

        (b) Neither the execution, delivery and performance by Mercantile and Merger Sub of this Agreement, nor the consummation by Mercantile and Merger Sub of the transactions contemplated hereby, nor compliance by Mercantile and Merger Sub with any of the provisions hereof, will (i) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of Mercantile or Merger Sub under any of the terms, conditions or provisions of (x) their respective Articles of Incorporation or By-Laws, or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Mercantile or Merger Sub is a party or by which they may be bound, or to which Mercantile or Merger Sub or any of their respective properties or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in subsection (c) of this Section 3.03, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Mercantile or Merger Sub or any of their respective properties or assets; other than violations, conflicts, breaches, defaults, terminations, accelerations or Liens which would not have a Material Adverse Effect on Mercantile and its Subsidiaries, taken as a whole.

        (c) Other than in connection with or in compliance with the provisions of the Missouri Statute, the DGCL, the Securities Act, the Exchange Act, the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHCA, the FDI Act or any required approvals of any other Regulatory Authority, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Mercantile and Merger Sub of the transactions contemplated by this Agreement.

          3.04 Mercantile Financial Statements.  The supplemental consolidated
               -------------------------------
balance sheets of Mercantile and its Subsidiaries as of December 31, 1996, 1995 and 1994 and related supplemental consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996, together with the notes thereto, audited by KPMG Peat Marwick LLP, as filed with the SEC on Form 8-K dated May 13, 1997 (collectively, the "Mercantile Financial Statements"), have been prepared in accordance with GAAP, present fairly the consolidated financial position of Mercantile and its Subsidiaries at the dates thereof and the consolidated results of operations, changes in shareholders' equity and cash flows of Mercantile and its Subsidiaries for the periods stated therein and are derived from the books and records of Mercantile and its Subsidiaries, which are complete and accurate in all material financial respects and have been maintained in accordance with good business practices. Neither Mercantile nor any of its Subsidiaries has any material contingent liabilities that are not described in the Mercantile Financial Statements.

          3.05 Mercantile Reports.  Since January 1, 1995, each of Mercantile
               ------------------
and its Subsidiaries has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with any Regulatory Authority. All such reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Mercantile Reports." As of its respective date, each Mercantile Report complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          3.06 Material Adverse Effect.  Since June 30, 1997, there has been no
               -----------------------
Material Adverse Effect on Mercantile and its Subsidiaries, taken as a whole.

          3.07 Registration Statement, Etc.  None of the information regarding
               ----------------------------
Mercantile or any of its Subsidiaries to be supplied by Buyers for inclusion or included in (i) the Registration Statement, (ii) the Proxy Statement, or (iii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of shareholders referred to in Section 5.03, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Mercantile or Merger Sub are responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

          3.08 Taxes.  Mercantile and each of its Subsidiaries have timely filed
               -----
or will timely file (including extensions) all tax returns required to be filed at or prior to the Closing Date ("Buyer Returns"). Mercantile and each of its Subsidiaries have paid, or set up adequate reserves of the Mercantile Financial Statements for the payment of, all taxes required to be paid in respect of all periods up to and including the latest period covered by the Mercantile Financial Statements. Neither Mercantile nor any of its Subsidiaries has any material liability for any such taxes in excess of the amounts so paid or reserves so established, and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or definitely) against Mercantile or any of its Subsidiaries which would not be covered by existing reserves. Neither Mercantile nor any of its Subsidiaries is delinquent in the payment of any material tax, assessment or governmental charge, nor has it requested any extension of time within which to file any tax returns in respect of any fiscal year which have not been since filed and no requests for waivers of the time to assess any tax are pending. There is no deficiency or refund litigation or, to the best knowledge of Mercantile, matter in controversy with respect to Mercantile Returns. Neither Seller nor any of the Subsidiaries has extended or waived any statute of limitations on the assessment of any tax due that is currently in effect.

          3.09 Material Adverse Effect.  Since June 30, 1997, there has been no
               -----------------------
Material Adverse Effect on Mercantile and its Subsidiaries, taken as a whole.

          3.10 Litigation and Other Proceedings.   Except as otherwise disclosed
               --------------------------------
in the Mercantile Financial Statements, neither Mercantile nor any of its Subsidiaries is a party to any pending or, to the best knowledge of Mercantile, threatened claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or reasonably could not be expected to have, a Material Adverse Effect on Mercantile and its Subsidiaries, taken as a whole. Without limiting the generality of the foregoing, there are no actions, suits or proceedings pending or, to the best knowledge of Mercantile, threatened against Mercantile or any of its Subsidiaries or any of their respective officers or directors by any stockholder of Mercantile or any of its Subsidiaries (or any former stockholders of Mercantile or any of its Subsidiaries) or involving claims under the Community Reinvestment Act of 1977, as amended, the Bank Secrecy Act, the fair lending laws or any other similar laws.

          3.11 Compliance with Laws.
               --------------------

        (a) To the best knowledge of Mercantile, Mercantile and each of its Subsidiaries have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to own or lease their respective properties and assets and to carry on their respective businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of Mercantile, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current; in each case except for permits, licenses, authorizations, orders, approvals, filings, applications and registrations, the failure to have (or have made) would not have a Material Adverse Effect on Mercantile and its Subsidiaries, taken as a whole.

        (b) (i) Each of Mercantile and its Subsidiaries has complied with all laws, regulations and orders (including, without limitation, zoning ordinances, building codes, ERISA, and securities, tax, environmental, civil rights, and occupational health and safety laws and regulations including, without limitation, in the case of Mercantile or any of its Subsidiaries that is a bank or savings association, banking organization, banking corporation or trust company, all statutes, rules, regulation and policy statements pertaining to the conduct of banking, deposit-taking, lending or related business, or to the exercise of trust powers and governing instruments applicable to it and to the conduct of its business, and (ii) neither Mercantile nor any of its Subsidiaries is in default under, and no event has occurred which, with the lapse of time or notice or both, could result in a default under, the terms of any judgment, order, writ, decree, permit, or license of any Regulatory Authority or court, whether federal, state, municipal or local, and whether at law or inequity, except in the case of subparts (i) or (ii), where failure to comply or default would not have a Material Adverse Effect on Mercantile and its Subsidiaries, taken as a whole.

        (c) Neither Mercantile nor any of its Subsidiaries is subject to or reasonably likely to incur a liability as a result of its ownership, operation, or use of any Property of Mercantile (whether directly or, to the best knowledge of Mercantile, as a consequence of such Property being acquired in foreclosure or in lieu of foreclosure or being a part of the investment portfolio of Mercantile or any of its Subsidiaries) (A) that is contaminated by or contains any Toxic Substances, including, without limitation, petroleum, asbestos, PCBs, pesticides, herbicides and any other substance or waste that is hazardous to human health or the environment and regulated by federal, state or local law, or (B) on which any Toxic Substance has been stored, disposed of, placed or used at the Property or in the construction of structures thereon; and which , in each case, reasonably could be expected to have a Material Adverse Effect on Mercantile and its Subsidiaries, taken as a whole. "Property" shall include all property (real or personal, tangible or intangible) owned or controlled by Mercantile or any of its Subsidiaries, including without limitation, property acquired under foreclosure or in lieu of foreclosure, property in which any venture capital or similar unit of Mercantile or any of its Subsidiaries has an interest and, to the best knowledge of Mercantile, property held by Mercantile or any of its Subsidiaries in its capacity as a trustee. No claim, action, suit or proceeding is pending and no material claim has been asserted against Mercantile or any of its Subsidiaries relating to the Property of Mercantile or any of its Subsidiaries, and, to the best knowledge of Mercantile, no such claim, action, suit or proceeding has been threatened, before any court or other Regulatory Authority or arbitration tribunal relating to Toxic Substances, pollution or the environment, and there is no outstanding judgment, order, writ, injunction, decree or award against or affecting Mercantile or any of its Subsidiaries with respect to the same. Except for statutory or regulatory restrictions of general application, no Regulatory Authority has placed any restriction on the business of Mercantile or any of its Subsidiaries which reasonably could be expected to have a Material Adverse Effect on Mercantile and its Subsidiaries, taken as a whole.

        (d) Neither Mercantile nor any of its Subsidiaries has receive any notification or communication that has not been finally resolved from any Regulatory Authority (i) asserting that Mercantile or any of its Subsidiaries or any Property is not in substantial compliance with any of the statutes, regulations or ordinances that such Regulatory Authority enforces, except with respect to matters which reasonably could not be expected to have a Material Adverse Effect on Mercantile and its Subsidiaries, taken as a whole, (ii) threatening to revoke any license, franchise, permit or governmental authorization that reasonably could be expected to have a Material Adverse Effect on Mercantile and its Subsidiaries, taken as a whole, including, without limitation, such company's status as an insured depository institution under the FDI Act, (iii) requiring or threatening to require Mercantile or any of its Subsidiaries, or indicating that Mercantile or any of its Subsidiaries may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting of purporting to direct, restrict or limit in any manner the operation of Mercantile or any of its Subsidiaries, including, without limitation, any restriction on the payment of dividends. No such cease and desist order, agreement or memorandum of understanding or other agreement is currently in effect.

        (e)    Neither Mercantile nor any of its Subsidiaries is required by
          Section 32 of the FDI Act to give prior notice to any federal banking agency of the proposed addition of any individual to its board of directors or the employment of an individual as a senior executive officer.

     3.12 Accuracy of Information.  The statements contained in this Agreement,
          -----------------------
the Schedules and any other written document executed and delivered by or on behalf of the Buyers pursuant to the terms of this Agreement are true and correct as of the date hereof or as of the date delivered in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading.

          3.13 Brokers and Finders.  Neither Mercantile, Merger Sub nor any of
               -------------------
their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Mercantile or Merger Sub in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE IV
                                   ----------

               CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME

          4.01 Conduct of Businesses Prior to the Effective Time.  During the
               -------------------------------------------------
period from the date of this Agreement to the Effective Time, Seller shall and shall cause each of the Seller Subsidiaries to, conduct their businesses according to the ordinary and usual course consistent with past and current practices and shall use their best efforts to maintain and preserve their business organization, employees and advantageous business relationships and retain the services of their officers and key employees.

          4.02 Forbearances of Seller.  Except as otherwise contemplated by this
               ----------------------
Agreement, and except to the extent required by law, regulation or Regulatory Authority, or with the prior written consent of Buyers (unless otherwise specifically noted in this Section 4.02), during the period from the date of this Agreement to the Effective Time, Seller shall not and shall not permit any of the Seller Subsidiaries to:

        (a) declare, set aside or pay any dividends or other distributions, directly or indirectly, in respect of its capital stock (other than dividends from any of the Seller Subsidiaries to Seller or to another of the Seller Subsidiaries);

        (b) enter into or amend any employment, severance or similar agreement or arrangement with any director, officer or employee, or materially modify any of the Seller Employee Plans or grant any salary or wage increase or materially increase any employee benefit (including incentive or bonus payments), except (i) normal individual increases in compensation to employees consistent with past practice, (ii) as required by law or contract, (iii) such increases of which Seller notifies Buyers in writing and which Buyers do not disapprove within 10 days of the receipt of such notice and (iv) pursuant to the provisions of Section 5.10 hereof;
                        ------------

        (c) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle with respect to, any merger, consolidation or business combination (other than the Merger), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any release or relinquishment of any material contract rights;

        (d) propose or adopt any amendments to its Certificate of Incorporation or other charter document or By-Laws;

        (e) issue, sell, grant, confer or award any of its Equity Securities, except that the Seller may issue shares of Seller Common Stock upon exercise of the Seller Stock Options outstanding on the date of this Agreement and pursuant to the option granted to Mercantile in connection with the transaction contemplated by this Agreement, or effect any stock split or adjust, combine, reclassify or otherwise change its capitalization as it existed on the date of this Agreement;

        (f) purchase, redeem, retire, repurchase or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise;

        (g) without first consulting with and obtaining the written consent of Mercantile, cause or permit HomeBanc to enter into, renew or increase any loan or credit commitment (including stand-by letters of credit) to, or invest or agree to invest in any person or entity or modify any of the material provisions or renew or otherwise extend the maturity date of any existing loan or credit commitment (collectively, "Lend to") in an amount equal to or in excess of $300,000 or in any amount which, when aggregated with any and all loans or credit commitments of Seller and the Seller Subsidiaries to such person or entity, would be equal to or in excess of $500,000; provided, however, that Seller or any of the Seller Subsidiaries may make any such loan or credit commitment in the event (A) Seller or any Seller Subsidiary has delivered to Buyers or their designated representative a notice of its intention to make such loan and such information as Buyers or their designated representative may reasonably require in respect thereof and (B) Buyers or their designated representative shall not have reasonably objected to such loan by giving written or facsimile notice of such objection within two (2) business days following the delivery to Buyers or their designated representative of the notice of intention and information as aforesaid; provided further, however, that nothing in this paragraph shall prohibit Seller or any Seller Subsidiary from honoring any contractual obligation in existence on the date of this Agreement. Notwithstanding this Section 4.02(g), Seller shall be authorized without first consulting with Buyers or obtaining Buyers' prior written consent, to cause or permit HomeBanc to increase the aggregate amount of any credit facilities theretofore established in favor of any person or entity (each a "Pre-Existing Facility"), provided that the aggregate amount of any and all such increases shall not be in excess of the lesser of 10% of such Pre-Existing Facilities or $25,000;

        (h) directly or indirectly (including through its officers, directors, employees or other representatives) (i) initiate, solicit or encourage any discussions, inquiries or proposals with any third party (other than Buyers) relating to the disposition of any significant portion of the business or assets of Seller or any of the Seller Subsidiaries or the acquisition of Equity Securities of Seller or any of the Seller Subsidiaries or the merger of Seller or any of the Seller Subsidiaries with any person (other than Buyers) or any similar transaction (each such transaction being referred to herein as an "Acquisition Transaction"), or (ii) provide any such person with information or assistance or negotiate with any such person with respect to an Acquisition Transaction, and Seller shall promptly notify Buyers orally of all the relevant details relating to all inquiries, indications of interest and proposals which it may receive with respect to any Acquisition Transaction;

        (i) take any action that would (A) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Buyers or Seller to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement, (B) prevent or impede the transactions contemplated hereby from qualifying as a reorganiza-tion within the meaning of Section 368 of the Code or (C) prevent the Merger from qualifying for pooling-of-interests accounting treatment;

        (j) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity;

        (k) materially restructure or change its investment securities portfolio, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, or execute individual investment transactions of greater than $2,000,000 for U.S. Treasury or Federal Agency Securities and $250,000 for all other investment instruments;

        (l) agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or intentionally take or omit to take any other act which would make any of the representations and warranties in Article II of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act; or

        (m) enter into, increase or renew any loan or credit commitment (including standby letters of credit) to any executive officer or director of Seller or any of the Seller Subsidiaries, any holder of 10% or more of the outstanding shares of Seller Common Stock, or any entity controlled, directly or indirectly, by any of the foregoing or engage in any transaction with any of the foregoing which is of the type or nature sought to be regulated in 12 U.S.C. (S) 371c and 12 U.S.C. (S) 371c-1, without first obtaining the prior written consent of Buyers, which consent shall not be unreasonably withheld. For purposes of this subsection (m), "control" shall have the meaning associated with that term under 12 U.S.C. (S) 371c.

          4.03 Forbearances of the Buyers.  During the period from the date of
               --------------------------
this Agreement to the Closing Date, the Buyers shall not, without the prior consent of Seller, agree in writing or otherwise to engage in any activity, enter into any transaction or take or omit to take any other action:

        (a) that would (i) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Mercantile or Seller to obtain any necessary approvals of any regulatory authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement, (ii) prevent or impede the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code or (iii) prevent the Merger from qualifying for pooling-of-interests accounting treatment; or

        (b) which would make any of the representations and warranties of
          Article III of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other action.

                                   ARTICLE V
                                   ---------

                             ADDITIONAL AGREEMENTS


          5.01 Access and Information; Due Diligence.  Buyers and Seller shall
               -------------------------------------
each afford to the other, and to the other's accountants, counsel and other representatives, full access during normal business hours, during the period prior to the Effective Time, to all their respective properties, books, contracts, commitments and records and, during such period, each shall furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal and state securities laws and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. Each party shall, and shall cause its advisors and representatives to, (A) hold confidential all information obtained in connection with any transaction contemplated hereby with respect to the other party and its Subsidiaries which is not otherwise public knowledge, (B) in the event of a termination of this Agreement, return all documents (including copies thereof) obtained hereunder from the other party or any of its Subsidiaries to such other party of its Subsidiaries and (C) use its best efforts to cause all information obtained pursuant to this Agreement or in connection with the negotiation of this Agreement to be treated as confidential and not use, or knowingly permit others to use, any such information unless such information becomes generally available to the public.

          5.02 Registration Statement; Regulatory Matters.
               ------------------------------------------

        (a) Mercantile shall prepare and, subject to the review and consent of Seller with respect to matters relating to Seller, file with the SEC as soon as is reasonably practicable the Registration Statement (or the equivalent in the form of preliminary proxy materials) with respect to the shares of Mercantile Common Stock to be issued in the Merger and the exercise of the Seller Stock Options after the Effective Time. Mercantile shall prepare and, subject to the review and consent of Seller with respect to matters relating to Seller, use its best efforts to file as soon as is reasonably practicable an application for approval of the Merger with the Federal Reserve Board, and such additional regulatory authorities as may require an application, and shall use its best efforts to cause the Registration Statement to become effective. Mercantile shall also take any action required to be taken under any applicable state blue sky or securities laws in connection with the issuance of such shares and the exercise of such options, and Seller and the Seller Subsidiaries shall furnish Mercantile all information concerning Seller and the Seller Subsidiaries and the shareholders thereof as Mercantile may reasonably request in connection with any such action.

        (b) Seller and Buyers shall cooperate and use their respective best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement and, as and if directed by Mercantile, to consummate such other transactions by and among Mercantile's Subsidiaries and the Seller Subsidiaries concurrently with or following the Effective Time, provided that such actions do not: (i) materially impede or delay the receipt of any approval referred to in Section 6.01(b); (ii) prevent or impede the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code; (iii) prevent or impede the transactions contemplated hereby from qualifying for pooling-of-interests accounting treatment unless Buyers first waive Seller's covenants in Sections 5.02(b) and

          5.16 hereof and the condition to Buyers' obligations to consummate the Merger set forth in Section 6.03(f) hereof; or (iv) materially impede or delay the consummation of the transactions contemplated by this Agreement.

          5.03 Stockholder Approval.  Seller shall call a special meeting of its
               --------------------
stockholders to be held as soon as is reasonably possible for the purpose of voting upon this Agreement and the Merger and related matters. In connection with such meeting, Mercantile shall prepare, subject to the review and consent of Seller, the Proxy Statement (which shall be part of the Registration Statement to be filed with the SEC by Mercantile) and mail the same to the stockholders of Seller. The Board of Directors of Seller shall submit for approval of Seller's stockholders the matters to be voted upon at such meeting. The Board of Directors of Seller hereby does and, subject to the fiduciary duties of the Seller's Board of Directors, as advised by outside legal counsel, will recommend this Agreement and the transactions contemplated hereby to the stockholders of Seller and use its reasonable best efforts to obtain any vote of Seller's stockholders necessary for the approval of this Agreement.

          5.04 Current Information.  During the period from the date of this
               -------------------
Agreement to the Closing Date, (i) each party will promptly furnish the other with copies of all monthly and other interim financial statements as the same become available and shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of the other party and (ii) Mercantile shall promptly furnish to the Seller copies of all filings by Mercantile with each of the Federal Reserve Board and the SEC. Each party shall promptly notify the other party of the following events immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the affected party with respect thereto: (a) the occurrence of any event which could cause any representation or warranty of such party or any schedule, statement, report, notice, certificate or other writing furnished by such party to be untrue or misleading in any material respect; (b) any Material Adverse Effect; (c) the issuance or commencement of any governmental and/or regulatory agency complaint, investigation or hearing or any communications indicating that the same may be contemplated and, as to any such matter which shall now or hereafter be in effect, any communications pertaining thereto; or (d) the institution or the threat of any material litigation against such party.

          5.05 Conforming Entries.
               ------------------

        (a) Notwithstanding that Seller believes that Seller and Seller Subsidiaries have established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, Seller recognizes that Buyers may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). Subject to applicable laws, regulations and other requirements of Regulatory Authorities, from and after the date of this Agreement to the Effective Time, Seller and Buyers shall consult and cooperate with each other with respect to conforming the loan, accrual and reserve policies of Seller and the Seller Subsidiaries to those policies of Buyers, as specified in each case in writing to Seller, based upon such consultation and as hereinafter provided.

        (b) Subject to applicable laws, regulations and other requirements of Regulatory Authorities, in addition, from and after the date of this Agreement to the Effective Time, Seller and Buyers shall consult and cooperate with each other with respect to determining appropriate Seller accruals, reserves and charges to establish and take in respect of excess equipment write-off or write-down of various assets and other appropriate charges and accounting adjustments taking into account the parties' business plans following the Merger, as specified in each case in writing to Seller, based upon such consultation and as hereinafter provided.

        (c) Subject to applicable laws, regulations and other requirements of Regulatory Authorities, Seller and Buyers shall consult and cooperate with each other with respect to determining the amount and the timing for recognizing for financial accounting purposes Seller's expenses of the Merger and the restructuring charges, if any, related to or to be incurred in connection with the Merger.

        (d) Subject to applicable laws, regulations and other requirements of Regulatory Authorities, Seller shall (i) establish and take such reserves and accruals to conform Seller's loan, accrual and reserve policies to Mercantile's policies, (ii) establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments, and to recognize for various accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger, and (iii) effect such divestitures or otherwise implement such restructuring in respect of its investment securities portfolio to conform Seller's investment securities portfolio policies to Mercantile's policies, in the case of each of the foregoing at such times as are requested by Mercantile in a written notice to Seller; provided, however, that on the date such reserves, accruals and charges are to be taken, Mercantile shall certify to Seller that all conditions to the Closing have been satisfied or waived (except to the extent that any waiting period associated therewith may then have commenced but not expired) and that Mercantile is otherwise in compliance with this Agreement.

        (e) No reserves, accruals or charges taken in accordance with Section 5.05(d) above may be a basis to assert a violation of a breach of a representation, warranty or covenant of Seller herein.

          5.06 Environmental Reports.
               ---------------------

Buyer may perform, at Buyers' expense, as soon as reasonably practicable, but not later than ninety (90) days after the date hereof, a phase one environmental investigation and/or asbestos survey by Environmental Operations, Inc. on all real property owned, leased or operated by Seller or any of the Seller Subsidiaries as of the date hereof (but excluding property held in trust or in a fiduciary capacity and space in retail and similar establishments leased by Seller for automatic teller machines or leased bank branch facilities where the space leased comprises less than 20% of the total space leased to all tenants of such property) and within fifteen (15) days after being notified by Sellers of the acquisition or lease of any real property acquired or leased by Seller or any of the Seller Subsidiaries after the date hereof (but excluding property held in trust or in a fiduciary capacity and space in retail and similar establishments leased by Seller for automatic teller machines or leased bank facilities where the space leased comprises less than 20% of the total space leased to all tenants of such property). If the results of the phase one investigation indicate, in Buyers' reasonable opinion, that additional investigation is warranted, Buyers may perform, at Buyers' expense, a phase two subsurface investigation or investigations by Environmental Operations, Inc. on properties deemed to warrant such additional study. Buyers shall perform any such phase two investigation as soon as reasonably practicable after receipt of the phase one report(s) for such properties. Should the cost of taking all remedial or other corrective actions and measures (i) required by applicable law or (ii) recommended by Environmental Operations, Inc.

in such phase one or two report or reports, in the aggregate, exceed the sum of $750,000, as reasonably estimated by Environmental Operations, Inc., or if the cost of such actions or measures cannot be so reasonably estimated by Environmental Operations, Inc. to be such amounts or less with any reasonable degree of certainty, Buyers shall have the right pursuant to Section 7.01(e) hereof, for a period of 15 business days following receipt from Environmental Operations, Inc. of such estimate or indication that the cost of such actions and measures cannot be so reasonably estimated, to terminate this Agreement.

          5.07 Agreements of Affiliates.  Set forth as Schedule 5.07 is a list
               ------------------------                -------------
(which includes all individual and beneficial ownership and also identifies how all such beneficially owned shares are registered on the stock record book of Seller) of all persons whom Seller believes to be "affiliates" of Seller for purposes of Rule 145 under the Securities Act and for pooling-of-interests accounting treatment. Seller shall use its best efforts to cause each person who is identified as an "affiliate" to deliver to Mercantile, as of the date hereof, or as soon as practicable hereafter, a written agreement in substantially the form set forth as Exhibit A to this Agreement providing that
                                    ---------
each such person will agree not to sell, pledge, transfer or otherwise dispose of the shares of Mercantile Common Stock to be received by such person in the Merger during the period designated in such letter and thereafter in compliance with the applicable provisions of the Securities Act. Prior to the Closing Date, and via letter, Seller shall amend and supplement Schedule 5.07 and use
                                                        -------------
its best efforts to cause each additional person who is identified as an "affiliate" to execute a written agreement as provided in this Section 5.07.

          5.08 Expenses.  Each party hereto shall bear its own expenses incident
               --------
to preparing, entering into and carrying out this Agreement and to consummating the Merger; provided, however, that any and all fees (excluding reasonable out-of-pocket expenses) paid by Seller to its legal counsel, Silver, Freedman & Taff, L.L.P, related to the preparation of this Agreement and all other related agreements and documentation in connection with the consummation of the transactions contemplated herein, shall not exceed $250,000; provided further, however, that the Buyers shall pay all printing expenses and filing fees incurred in connection with this Agreement, the Registration Statement and the Proxy Statement.

          5.09 Miscellaneous Agreements and Consents.
               -------------------------------------

        (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its respective best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including, without limitation, using its respective best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. Each party shall, and shall cause each of its respective Subsidiaries to, use its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or, in the opinion of Buyers, desirable for the consummation of the transactions contemplated by this Agreement.

        (b) Subject to applicable laws, regulations and other requirements of Regulatory Authorities, Seller, prior to the Effective Time, shall (i) consult and cooperate with Buyers regarding the implementation of those policies and procedures established by Buyers for its governance and that of its Subsidiaries and not otherwise referenced in Section
          5.05 hereof, including, without limitation, policies and procedures pertaining to the accounting, asset/liability management, audit, credit, human resources, treasury and legal functions, and (ii) at the reasonable request of Buyers, conform Seller's existing policies and procedures in respect of such matters to Buyers' policies and procedures or, in the absence of any existing Seller policy or procedure regarding any such function, introduce Buyers' policies or procedures in respect thereof, unless to do so would cause Seller or any of the Seller Subsidiaries to be in violation of any law, rule or regulation of any Regulatory Authority having jurisdiction over Seller and/or the Seller Subsidiary affected thereby; provided, however, that on the date such reserves, accruals and charges are to be taken, Mercantile shall certify to the Seller that all conditions to the Closing have been satisfied or waived (except to the extent that any waiting period associated therewith may then have commenced but not expired) and that Mercantile is otherwise in compliance with this Agreement.

          5.10 Employee Agreements and Benefits.
               --------------------------------

        (a) Following the Effective Time, Buyers shall cause the Surviving Corporation to honor in accordance with their terms all employment, severance and other compensation contracts set forth on Schedule
                                                                  --------
          2.11(b) between Seller, any of the Seller Subsidiaries, and any
          -------
          current or former director, officer, employee or agent thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Seller Employee Plans.

        (b) Subject to Section 5.15, the provisions of the Seller Stock Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the Equity Securities of Seller or any of the Seller Subsidiaries shall be deleted and terminated as of the Effective Time.

        (c) Except as set forth in Section 5.10(b) hereof, the Seller Employee Plans shall not be terminated by reason of the Merger but shall continue thereafter as plans of the Surviving Corporation until such time as the employees of Seller and the Seller Subsidiaries are integrated into Mercantile's employee benefit plans that are available to other employees of Mercantile and its Subsidiaries, subject to the terms and conditions specified in such plans and to such changes therein as may be necessary to reflect the consummation of the Merger. Mercantile shall take such steps as are necessary or required to integrate the employees of Seller and the Seller Subsidiaries into Mercantile's employee benefit plans and policies (including, without limitation, vacation and sick leave policies) available to other employees of Mercantile and its Subsidiaries as soon as practicable after the Effective Time, with (i) full credit for prior service with Seller or any of the Seller Subsidiaries for purposes of vesting, eligibility for participation and benefit accruals (but not benefit accruals under any defined benefit plan), and co-payments and deductibles, and (ii) waiver of all waiting periods and pre-existing condition exclusions or penalties.

        (d) Buyers shall cause the Surviving Corporation to provide to the employees of Seller and the Seller Subsidiaries full credit for prior service with Seller and with the Seller Subsidiaries for purposes of severance benefits under Buyer's guidelines in respect of such matters, which guidelines currently provide a severance benefit equivalent to two weeks salary for the first year of service and one additional week of salary for each additional year of service thereafter, with a maximum aggregate entitlement equal to 26 weeks of salary.

          5.11 Press Releases.  Except as may be required by law, Seller and the
               --------------
Buyers shall consult with each other as to the form and substance of any proposed press release or other proposed public disclosure of matters related to this Agreement or any of the transactions contemplated hereby.

          5.12 State Takeover Statutes.  Seller will take all steps necessary to
               -----------------------
exempt the transactions contemplated by this Agreement and any agreement contemplated hereby from, and if necessary challenge the validity of, any applicable state takeover law.

          5.13 Directors' and Officers' Indemnification.  Mercantile agrees that
               ----------------------------------------
the Merger shall not affect or diminish any of the duties and obligations of indemnification of Seller or any of the Seller Subsidiaries existing as of the Effective Time in favor of employees, agents, directors or officers of Seller or any of the Seller Subsidiaries arising by virtue of its Articles of Incorporation, Charter or By-Laws in the form in effect at the date of this Agreement or arising by operation of law or arising by virtue of any contract, resolution or other agreement or document existing at the date of this Agreement, and such duties and obligations shall continue in full force and effect for so long as they would (but for the Merger) otherwise survive and continue in full force and effect. To the extent that Seller's existing directors' and officers' liability insurance policy would provide coverage for any action or omission occurring prior to the Effective Time, Seller agrees to give proper notice to the insurance carrier and to Mercantile of a potential claim thereunder so as to preserve Seller's rights to such insurance coverage. Mercantile represents that the directors' and officers' liability insurance policy maintained by it provides for coverage of "prior acts" for directors and officers of entities acquired by Mercantile including Seller and the Seller Subsidiaries on and after the Effective Time.

          5.14 Tax Opinion Certificates.  Seller shall use its reasonable best
               ------------------------
efforts to cause such of its executive officers, directors and/or holders of one percent (1%) or more of the Seller Common Stock (including shares beneficially held or constructively owned) as may be reasonably requested by Thompson Coburn to timely execute and deliver to Thompson Coburn certificates substantially in the form of Exhibit B or Exhibit C hereto, as the case may be.
            ---------    ---------

          5.15 Employee Stock Options.
               ----------------------

        (a) At the Effective Time, all rights with respect to Seller Common Stock pursuant to Seller Stock Options that are outstanding at the Effective Time, whether or not then exercisable, shall be converted into and become rights with respect to Mercantile Common Stock, and Mercantile shall assume all Seller Stock Options in accordance with the terms of the Seller Stock Plan under which it was issued and the Seller Stock Option Agreement by which it is evidenced. From and after the Effective Time, (i) each Seller Stock Option assumed by Mercantile shall be exercised solely for shares of Mercantile Common Stock, (ii) the number of shares of Mercantile Common Stock subject to each Seller Stock Option shall be equal to the number of shares of Seller Common Stock subject to such Seller Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio and (iii) the per share exercise price under each Seller Stock Option shall be adjusted by dividing the per share exercise price under such Seller Stock Option by the Exchange Ratio and rounding down to the nearest cent; provided, however, that the terms of each Seller

          Stock Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction subsequent to the Effective Time. It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in the Code, as to any Seller Stock Option that is an "incentive stock option" as defined under the Code.

        (b) The shares of Mercantile Common Stock covered by the stock options to be issued pursuant to Section 5.15(a) shall be covered by an effective registration statement filed on Form S-8 with the SEC and shall be duly authorized, validly issued and in compliance with all applicable federal and state securities laws, fully paid and nonassessable and not subject to or in violation of any preemptive rights. Mercantile shall use its best efforts to maintain the effectiveness of such registration statement (and maintain current status of the prospectus contained therein) for as long as such options remain out-standing. Mercantile shall at and after the Effective Time have reserved sufficient shares of Mercantile Common Stock for issuance with respect to such options. Mercantile shall also take any action required to be taken under any applicable state blue sky or securities laws in connection with the issuance of such shares.

          5.16 Best Efforts to Insure Pooling.   Each of Mercantile and Seller
               ------------------------------
undertakes and agrees to use its best efforts to cause the Merger to qualify for pooling-of-interests accounting treatment.

                                   ARTICLE VI
                                  -----------

                                   CONDITIONS


          6.01 Conditions to Each Party's Obligation To Effect the Merger.  The
               ----------------------------------------------------------
respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

        (a) Stockholder Approval.  The approval of this Agreement and the Merger
            --------------------
          shall have received the requisite vote of stockholders of Seller at the special meeting of stockholders called pursuant to Section 5.03 hereof.

        (b) Regulatory Approval.  This Agreement and the transactions
            -------------------
          contemplated hereby shall have been approved by the Federal Reserve Board and any other federal and/or state regulatory agencies whose approval is required for consummation of the transactions contemplated hereby and all requisite waiting periods imposed by the foregoing shall have expired.

        (c) Effectiveness of Registration Statement.  The Registration Statement
            ---------------------------------------
          shall have been declared effective and shall not be subject to a stop order or any threatened stop order.

        (d) No Judicial Prohibition.  Neither Seller, Mercantile nor Merger Sub
            -----------------------
          shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

        (e) Tax Opinion.  Each of Buyers and Seller shall have received from
            -----------
          Thompson Coburn an opinion (which opinion shall not have been withdrawn at or prior to the Effective Time) reasonably satisfactory in form and substance to it to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code and to the effect that, as a result of the Merger, except with respect to fractional share interests and assuming that such Seller Common Stock is a capital asset in the hands of the holder thereof at the Effective Time, (i) holders of Seller Common Stock who receive Mercantile Common Stock in the Merger will not recognize gain or loss for federal income tax purposes on the receipt of such stock, (ii) the basis of such Mercantile Common Stock will equal the basis of the Seller Common Stock for which it is exchanged and (iii) the holding period of such Mercantile Common Stock will include the holding period of the Seller Common Stock for which it is exchanged.

          6.02 Conditions to Obligations of Seller.  The obligations of Seller
               ------------------------------------
to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

        (a) Representations and Warranties.  The representations and warranties
            ------------------------------
          of Buyers set forth in Article III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time, except (i) to the extent such representations and warranties are by their express provisions made as of a specified date or period,
          (ii) where the facts which caused the failure of any representation or warranty to be so true and correct have not resulted, and are not likely to result, in a Material Adverse Effect on Mercantile and its Subsidiaries, taken as a whole, and (iii) for the effect of transactions contemplated by this Agreement, and Seller shall have received a certificate of any Executive Vice President of Mercantile, signing solely in his capacity as an officer of Mercantile, to such effect.

        (b) Performance of Obligations.  Buyers shall have performed in all
            --------------------------
          material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Seller shall have received a certificate of any Executive Vice President of Mercantile, signing solely in his capacity as an officer of Mercantile, to that effect.

        (c) Permits, Authorizations, etc.  Buyers shall have obtained any and
            -----------------------------
          all material permits, authorizations, consents, waivers and approvals required for the lawful consummation of the Merger.

        (d) No Material Adverse Effect.  Since the date of this Agreement, there
            --------------------------
          shall have been no Material Adverse Effect on Mercantile and its Subsidiaries, taken as a whole.

        (e) Opinion of Counsel.  Mercantile shall have delivered to Seller an
            ------------------
          opinion of Mercantile's counsel dated as of the Closing Date or a mutually agreeable earlier date in substantially the form set forth as Exhibit D to this Agreement.
          ---------

          6.03 Conditions to Obligations of the Buyers.  The obligations of the
               ---------------------------------------
Buyers to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

        (a) Representations and Warranties.  The representations and warranties
            ------------------------------
          of Seller set forth in Article II of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time, except (i) to the extent such representations and warranties are by their express provisions made as of a specific date or period, (ii) where the facts which caused the failure of any representation or warranty to be so true and correct have not resulted, and are not likely to result, in a Material Adverse Effect on Seller and its Subsidiaries, taken as a whole, and (iii) for the effect of transactions contemplated by this Agreement) and Buyers shall have received a certificate of the Chairman and the President of Seller, signing solely in their capacities as officers of Seller, to such effect.

        (b) Performance of Obligations.  Seller shall have performed in all
            --------------------------
          material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Buyers shall have received a certificate of the Chairman and the President of Seller signing solely in their capacities as officers of Seller, to that effect.

        (c) Permits, Authorizations, etc.  Seller shall have obtained any and
            -----------------------------
          all material permits, authorizations, consents, waivers and approvals required for the lawful consummation by it of the Merger.

        (d) No Material Adverse Effect.  Since the date of this Agreement, there
            --------------------------
          shall have been no Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

        (e) Opinion of Counsel.  Seller shall have delivered to Buyers an
            ------------------
          opinion of Seller's counsel dated as of the Closing Date or a mutually agreeable earlier date in substantially the form set forth as Exhibit
                                                                        -------
          E to this Agreement.
          -

        (f) Pooling Letter.  The Buyers shall have received as soon as
            --------------
          practicable after the date of this Agreement an opinion of KPMG Peat Marwick LLP, satisfactory in form and substance to the Buyers, to the effect that the Merger will qualify for pooling-of-interests accounting treatment, which opinion shall have not been withdrawn; provided, however, that this condition of Closing shall be deemed waived by Mercantile to the extent that (i) the failure of KPMG Peat Marwick LLP to deliver such an opinion or (ii) the withdrawal by KPMG Peat Marwick LLP of such an opinion, is due solely to the actions of Mercantile's affiliates with respect to their shares of Mercantile Common Stock or Seller's Common Stock.


                                  ARTICLE VII
                                  -----------

                       TERMINATION, AMENDMENT AND WAIVER


          7.01 Termination.  This Agreement may be terminated at any time prior
               -----------
to the Closing Date, whether before or after approval by the stockholders of
Seller:

        (a) by mutual consent by the Executive Committee of the Board of Directors of Mercantile and by the Board of Directors of Seller;

        (b) by the Executive Committee of the Board of Directors of Mercantile or the Board of Directors of Seller at any time after September 30, 1998 if the Merger shall not theretofore have been consummated (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein);

        (c) by the Executive Committee of the Board of Directors of Mercantile or the Board of Directors of Seller if (i) the Federal Reserve Board or any other federal and/or state regulatory agency whose approval is required for the consummation of the transactions contemplated hereby has denied approval of the Merger and such denial has become final and nonappealable or (ii) the stockholders of Seller shall not have approved this Agreement at the meeting referred to in Section 5.03;

        (d) by the Executive Committee of the Board of Directors of Mercantile, on the one hand, or by the Board of Directors of Seller, on the other hand, in the event of a material volitional breach by the other party to this Agreement of any representation, warranty, covenant or agreement contained herein, which breach is not cured within 30 days after written notice thereof is given to the breaching party by the non-breaching party or is not waived by the non-breaching party during such period; or

        (e) by the Executive Committee of the Board of Directors of Mercantile pursuant to and in accordance with the provisions of Section 5.06 hereof.

          7.02 Effect of Termination.  In the event of termination of this
               ---------------------
Agreement as provided in Section 7.01 above, this Agreement shall forthwith become void and there shall be no liability on the part of Buyers or Seller or their respective officers or directors except as set forth in the second sentence of Section 5.01 and in Sections 5.08 and 8.02, and except that no proper termination of this Agreement pursuant to Section 7.01(d) shall relieve the breaching party of any liability to the non-breaching party hereto arising from the intentional, deliberate or willful breach of any representation, warranty, covenant or agreement contained herein, after giving notice to such breaching party and an opportunity to cure as set forth in Section 7.01(d).

          7.03 Amendment. This Agreement, the Exhibits and the Schedules hereto
               ---------
may be amended by the parties hereto, by action taken by or on behalf of the Executive Committee of the Board of Directors of Mercantile and the respective Boards of Directors of Merger Sub or Seller, at any time before or after approval of this Agreement by the stockholders of Seller; provided, however, that after any such approval by the stockholders of Seller no such modification shall (A) alter or change the amount or kind of Merger Consideration to be received by holders of Seller Common Stock as provided in this Agreement or (B) adversely affect the tax treatment to Seller stockholders as a result of the receipt of the Merger Consideration. This Agreement, the Exhibits and the Schedules hereto may not be amended except by an instrument in writing signed on behalf of each of Buyers and Seller.

          7.04 Waiver.  Any term, condition or provision of this Agreement may
               ------
be waived in writing at any time by the party which is, or whose shareholders or stockholders, as the case may be, are, entitled to the benefits thereof.

                                  ARTICLE VIII
                                  ------------

                               GENERAL PROVISIONS


          8.01 Non-Survival of Representations, Warranties and Agreements.  No
               ----------------------------------------------------------
investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. Except as set forth below in this Section 8.01, all representations, warranties and agreements in this Agreement of Buyers and Seller or in any instrument delivered by Buyers or Seller pursuant to or in connection with this Agreement shall expire at the Effective Time or upon termination of this Agreement in accordance with its terms. In the event of consummation of the Merger, the agreements contained in or referred to in Sections 1.05-1.10, 5.02(b), 5.08, 5.10, 5.13 and
5.15 shall survive the Effective Time. In the event of termination of this Agreement in accordance with its terms, the agreements contained in or referred to in the second sentence of Section 5.01 and Sections 5.08, 7.02 and 8.02 shall survive such termination.

          8.02 Indemnification.  Buyers and Seller (hereinafter, in such
               ---------------
capacity being referred to as the "Indemnifying Party") agree to indemnify and hold harmless each other and their officers, directors and controlling persons (each such other party being hereinafter referred to, individually and/or collectively, as the "Indemnified Party") against any and all losses, claims, damages or liabilities, joint or several, to which the Indemnified Party may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof): (a) arise primarily out of any information furnished to the Indemnified Party by the Indemnifying Party and included in the Registration Statement as originally filed or in any amendment thereof, or in the Proxy Statement, or in any amendment therefor or supplement thereof, or are based primarily upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Proxy Statement, or in any amendment thereof or supplement thereto, and provided for inclusion thereof by the Indemnifying Party or (b) arise primarily out of or are based primarily upon the omission or alleged omission by the Indemnifying Party to state in the Registration Statement as originally filed or in any amendment thereof, or in the Proxy Statement, or in any amendment thereof, a material fact required to be stated therein or necessary to make the statements made therein not misleading, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

          8.03 No Assignment; Successors and Assigns.  This Agreement shall be
               -------------------------------------
binding upon and inure to the benefit of the parties hereto and their respective successors (including any corporation deemed to be a successor corporation of any of the parties by operation of law) and assigns, but neither this Agreement nor any right or obligation set forth in any provision hereof may be transferred or assigned (except by operation of law) by any party hereto without the prior written consent of all other parties, and any purported transfer or assignment in violation of this Section 8.03 shall be void and of no effect. There shall not be any third party beneficiaries of any provisions hereof except for Sections 1.07, 1.09, 1.10, 5.10, 5.13, 5.15 and 8.02 which may be enforced against Mercantile or Seller, as the case may be, by the parties therein identified or described.

          8.04 Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement.

          8.05 No Implied Waiver.  No failure or delay on the part of any party
               -----------------
hereto to exercise any right, power or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          8.06 Headings.  Article, section, subsection and paragraph titles,
               --------
captions and headings herein are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

          8.07 Entire Agreement.  This Agreement and the Schedules and Exhibits
               ----------------
hereto constitute the entire agreement between the parties with respect to the subject matter hereof, supersede all prior negotiations, representations, warranties, commitments, offers, letters of interest or intent, proposal letters, contracts, writings or other agreements or understandings with respect thereto. No waiver, and no modification or amendment, of any provision of this Agreement, shall be effective unless specifically made in writing and duly signed by all parties thereto.

          8.08 Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, and any party to this Agreement may execute and deliver this Agreement by executing and delivering any of such counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

          8.09 Notices.  All notices and other communications hereunder shall be
               -------
in writing and shall be deemed to be duly received (a) on the date given if delivered personally or by cable, telegram, telex or telecopy or (b) on the date received if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (i) if to the Buyers:

             Mercantile Bancorporation Inc.
             Mercantile Tower
             P.O. Box 524
             St. Louis, MO 63166-0524
                Attention:                   John W. Rowe
                                             Executive Vice President
                Telecopy:                    (314) 425-2752

        Copy to:

             Jon W. Bilstrom, Esq.
             General Counsel
             Mercantile Bancorporation Inc.
             Mercantile Tower
             P.O. Box 524
             St. Louis, MO 63166-0524
                   Telecopy:                 (314) 425-1386

        and

             Robert M. LaRose, Esq.
             Thompson Coburn
             One Mercantile Center
             St. Louis, Missouri  63101
                   Telecopy:                 (314) 552-7000

               (ii)  if to Seller:

             Homecorp, Inc.
             1107 East State Street
             Rockford, Illinois  61110
                   Attention:                C. Steven Sjogren
                                           President and Chief Executive Officer
                   Telecopy:                 (815) 987-2227

        Copy to:

             Christopher R. Kelly, Esq.
             Silver, Freedman & Taff L.L.P.
             1100 New York Avenue, Suite 700
             Washington, D.C.  20005
             Telecopy:  (202) 682-0354

          8.10 Governing Law.  This Agreement shall be governed by and
               -------------
controlled as to validity, enforcement, interpretation, effect and in all other respects by the internal laws of the State of Missouri applicable to contracts made in that state.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be affixed hereto, all as of the date first written above.


Attest:                              MERCANTILE BANCORPORATION INC.


/s/ David W. Grant                      By: /s/ John W. Rowe
--------------------------------        ---------------------------------
David W. Grant                          John W. Rowe
                                        Executive Vice President,
                                        Mercantile Bank
                                        National Association, Authorized Officer


Attest:                              AMERIBANC, INC.


/s/ David W. Grant                      By: /s/ John W. Rowe
--------------------------------        ---------------------------------
David W. Grant                          John W. Rowe
                                        Vice President



Attest:                              HOMECORP, INC.


/s/ John R. Perkins                  By: /s/ C. Steven Sjogren
--------------------------------        ---------------------------------
John R. Perkins                         C. Steven Sjogren
                                        President and Chief Executive Officer

         Document Name:  Agreement and Plan of Merger

          Author/Owner:  Morris, David

Revisions Requested by:  _________________________________________

              Client #:  280

           Client Name:  Mercantile Bank National Assoc

              Matter #:  7821

           Matter Name:  Homecorp

              PCDocs #:  784335

             Version #:  10

      Typist/User Name:  dderouen

           Application:  MS Word

          Today's Date:  October 28, 1997

              Abstract:  Acquisition of Horizon Bancorp, Inc.
                         Version 2 to Mike Marshall 10/2/97
                         Version 3 incorporates comments of D. Grant re Escrow Version 4 eliminates escrow; distributed to Seller on
                           10/14/97
                         Version 5 revised per hard copy
                         Version 7(?) converted to Word and revisions made Version 8 conversion to Word cleaned up and reformatted Version 10 to distribution 10/28/97
                              NOTE:  The automatic numbering for the ARTICLES
                         were entered by clicking on the ONE button on the new TC numbering toolbar and then pressing ALT+F9 to reveal the codes, and replacing only the word CARDTEXT with the word ROMAN. Then the code was highlighted F9 was used to update it.

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